================================================================================




                      CENTENNIAL CELLULAR OPERATING CO. LLC


                                       and


                            CENTENNIAL FINANCE CORP.


                                    Issuers,


                                       and


                            THE CHASE MANHATTAN BANK


                                     Trustee


                           ---------------------------


                                    INDENTURE


                          Dated as of December 14, 1998







             $370,000,000  10 3/4% Senior Subordinated Notes due 2008




================================================================================

                               TABLE OF CONTENTS


                                                                            Page

ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE

    SECTION 1.1.   Definitions.

    SECTION 1.2.   Incorporation by Reference of TIA.

    SECTION 1.3.   Rules of Construction.

ARTICLE II THE SECURITIES

    SECTION 2.1.   Form and Dating.

    SECTION 2.2.   Execution and Authentication.

    SECTION 2.3.   Registrar and Paying Agent.

    SECTION 2.4.   Paying Agent to Hold Assets in Trust.

    SECTION 2.5.   Securityholder Lists.

    SECTION 2.6.   [INTENTIONALLY OMITTED].

    SECTION 2.7.   Replacement Securities.

    SECTION 2.8.   Outstanding Securities.

    SECTION 2.9.   Treasury Securities.

    SECTION 2.10.  Temporary Securities.

    SECTION 2.11.  Cancellation.

    SECTION 2.12.  Defaulted Interest.

    SECTION 2.13.  Registration, Registration of Transfer and Exchange.

    SECTION 2.14.  Book Entry Provisions for Global Securities.

    SECTION 2.15.  Special Transfer and Exchange Provisions.

    SECTION 2.16.  CUSIP Numbers.

ARTICLE III REDEMPTION

    SECTION 3.1.   Rights of Redemption.

    SECTION 3.2.   Notices to Trustee.

    SECTION 3.3.   Selection of Securities to Be Redeemed.

    SECTION 3.4.   Notice of Redemption.

    SECTION 3.5.   Effect of Notice of Redemption.

    SECTION 3.6.   Deposit of Redemption Price.

    SECTION 3.7.   Securities Redeemed in Part.

    SECTION 3.8.   Special Mandatory Redemption.

ARTICLE IV COVENANTS

    SECTION 4.1.   Payment of Securities.

    SECTION 4.2.   Maintenance of Office or Agency.

    SECTION 4.3.   Limitation on Restricted Payments.

    SECTION 4.4.   Corporate Existence.

    SECTION 4.5.   Payment of Taxes and Other Claims.

    SECTION 4.6.   Maintenance of Properties and Insurance.

    SECTION 4.7.   Compliance Certificate; Notice of Default.

    SECTION 4.8.   Provision of Financial Statements.

    SECTION 4.9.   [INTENTIONALLY OMITTED].

    SECTION 4.10.  Limitation on Transactions with Related Persons.

    SECTION 4.11.  Limitation on Incurrence of Additional Indebtedness.

    SECTION 4.12.  Limitation on Restricting Subsidiary Dividends.

    SECTION 4.13.  Limitation on Liens.

    SECTION 4.14.  Limitation on Asset Sales and Sales of Subsidiary Stock.

    SECTION 4.15.  Waiver of Stay, Extension or Usury Laws.

    SECTION 4.16.  Limitation on Senior Subordinated Indebtedness.

    SECTION 4.17.  Limitation on Unrestricted Subsidiaries.

    SECTION 4.18.  Limitation on Lines of Business.

    SECTION 4.19.  Limitation on Issuances of Guarantees.

    SECTION 4.20.  Limitation on Activities Prior to the Merger.

    SECTION 4.21.  Transfer of Stock to the Company.

    SECTION 4.22.  Amendments to Mezzanine Financing.

    SECTION 4.23.  Waiver of Compliance With Certain Covenants.

ARTICLE V SUCCESSOR CORPORATION

    SECTION 5.1.   Limitation on Merger, Sale or Consolidation.

    SECTION 5.2.   Successor Corporation Substituted.

    ARTICLE VI EVENTS OF DEFAULT AND REMEDIES

    SECTION 6.1.   Events of Default.

    SECTION 6.2.   Acceleration of Maturity Date; Rescission and Annulment.

    SECTION 6.3.   Collection of Indebtedness and Suits for Enforcement by
                   Trustee.

    SECTION 6.4.   Trustee May File Proofs of Claim.

    SECTION 6.5.   Trustee May Enforce Claims Without Possession of Securities.

    SECTION 6.6.   Priorities.

    SECTION 6.7.   Limitation on Suits.

    SECTION 6.8. Unconditional Right of Holders to Receive Principal, Premium and Interest.

    SECTION 6.9.   Rights and Remedies Cumulative.

    SECTION 6.10.  Delay or Omission Not Waiver.

    SECTION 6.11.  Control by Holders.

    SECTION 6.12.  Waiver of Past Default.

    SECTION 6.13.  Undertaking for Costs.

    SECTION 6.14.  Restoration of Rights and Remedies.

ARTICLE VII TRUSTEE

    SECTION 7.1.   Duties of Trustee.

    SECTION 7.2.   Rights of Trustee.

    SECTION 7.3.   Individual Rights of Trustee.

    SECTION 7.4.   Trustee's Disclaimer.

    SECTION 7.5.   Notice of Default.

    SECTION 7.6.   Reports by Trustee to Holders.

    SECTION 7.7.   Compensation and Indemnity.

    SECTION 7.8.   Replacement of Trustee.

    SECTION 7.9.   Successor Trustee by Merger, Etc.

    SECTION 7.10.  Eligibility; Disqualification.

    SECTION 7.11.  Preferential Collection of Claims against the Issuers.

    SECTION 7.12.  Wire Transfers and Investments.

ARTICLE VIII LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    SECTION 8.1.   Option to Effect Legal Defeasance or Covenant Defeasance.

    SECTION 8.2.   Legal Defeasance and Discharge.

    SECTION 8.3.   Covenant Defeasance.

    SECTION 8.4.   Conditions to Legal or Covenant Defeasance.

    SECTION 8.5. Deposited U.S. Legal Tender and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

    SECTION 8.6.   Repayment to the Issuers.

    SECTION 8.7.   Reinstatement.

ARTICLE IX AMENDMENTS, SUPPLEMENTS AND WAIVERS

    SECTION 9.1.   Supplemental Indentures Without Consent of Holders.

    SECTION 9.2. Amendments, Supplemental Indentures and Waivers with Consent of Holders.

    SECTION 9.3.   Compliance with TIA.

    SECTION 9.4.   Revocation and Effect of Consents.

    SECTION 9.5.   Notation on or Exchange of Securities.

    SECTION 9.6.   Trustee to Sign Amendments, Etc.

ARTICLE X

    SECTION 10.1.  Security.

ARTICLE XI RIGHT TO REQUIRE REPURCHASE

    SECTION 11.1. Repurchase of Securities at Option of the Holder Upon a Change of Control.

ARTICLE XII SUBORDINATION OF SECURITIES

    SECTION 12.1.  Securities Subordinate to Senior Indebtedness.

    SECTION 12.2.  Payment over of Proceeds upon Dissolution, etc.

    SECTION 12.3. Suspension of Payment When Designated Senior Indebtedness in Default.

    SECTION 12.4.  Payment Permitted If No Default.

    SECTION 12.5.  Subrogation to Rights of Holders of Senior Indebtedness.

    SECTION 12.6.  Provisions Solely to Define Relative Rights.

    SECTION 12.7.  Trustee to Effectuate Subordination.

    SECTION 12.8.  No Waiver of Subordination Provisions.

    SECTION 12.9.  Distribution or Notice to Representative.

    SECTION 12.10. Notice to Trustee.

    SECTION 12.11. Reliance on Judicial Order or Certificate of Liquidating
                   Agent.

    SECTION 12.12. Rights of Trustee as a Holder of Senior Indebtedness;
                   Preservation of Trustee's Rights.

    SECTION 12.13. Article Applicable to Paying Agents.

    SECTION 12.14. No Suspension of Remedies.

    SECTION 12.15. Trust Moneys Not Subordinated.

    SECTION 12.16. Trustee Not Fiduciary for Holders of Senior Indebtedness.

    SECTION 12.17. Applicability of Article to Finance Corp..

ARTICLE XIII MISCELLANEOUS

    SECTION 13.1.  TIA Controls.

    SECTION 13.2.  Notices.

    SECTION 13.3.  Communications by Holders with Other Holders.

    SECTION 13.4.  Certificate and Opinion as to Conditions Precedent.

    SECTION 13.5.  Statements Required in Certificate or Opinion.

    SECTION 13.6.  Rules by Trustee, Paying Agent, Registrar.

    SECTION 13.7.  Legal Holidays.

    SECTION 13.8.  Governing Law.

    SECTION 13.9.  No Adverse Interpretation of Other Agreements.

    SECTION 13.10. No Recourse against Others.

    SECTION 13.11. Successors.

    SECTION 13.12. Duplicate Originals.

    SECTION 13.13. Severability.

    SECTION 13.14. Table of Contents, Headings, Etc.

    SECTION 13.15. Qualification of Indenture.

    SECTION 13.16. Registration Rights.

ARTICLE XIV SATISFACTION AND DISCHARGE

    Section 14.1.  Satisfaction and Discharge of Indenture.

    Section 14.2.  Application of Trust Money.


SIGNATURES

EXHIBIT A - FORM OF SECURITY                                               A-1
EXHIBIT B - REGULATION S CERTIFICATE                                       B-1
EXHIBIT C - RESTRICTED SECURITIES CERTIFICATE                              C-1
EXHIBIT D - UNRESTRICTED SECURITIES CERTIFICATE                            D-1
EXHIBIT E - TELEPHONE NUMBER(S) FOR CALL-BACKS                             E-1
EXHIBIT F - INTERCOMPANY NOTE                                              F-1
EXHIBIT G - ASSUMPTION AGREEMENT AND SUPPLEMENTAL
            INDENTURE NO. 1 TO THE INDENTURE                               G-1

                              CROSS-REFERENCE TABLE


TIA Section                                                  Indenture Section

310  (a)(1)..............................................                7.10

     (a)(2)..............................................                7.10

     (a)(3)..............................................                N.A.

     (a)(4)..............................................                N.A.

     (a)(5)..............................................                7.10

     (b).................................................              7.8; 7.10

     (c).................................................                N.A.

311  (a).................................................                7.11

     (b).................................................                7.11

     (c).................................................                N.A.

312  (a).................................................                 2.5

     (b).................................................                13.3

     (c).................................................                13.3

313  (a).................................................                 7.6

     (b)(1)..............................................                 7.6

     (b)(2)..............................................                 7.6

     (c).................................................              7.6; 13.2

     (d).................................................                 7.6

314  (a).................................................              4.8; 13.2

     (b).................................................                N.A.

     (c)(1)..............................................         2.2; 7.2; 13.4

     (c)(2)..............................................              7.2; 13.4

     (c)(3)..............................................                N.A.

     (d).................................................                N.A.

     (e).................................................                13.5

     (f).................................................                N.A.

315  (a).................................................               7.1(b)

     (b).................................................         7.5; 7.6; 13.2

     (c).................................................               7.1(a)

     (d).................................................   2.8; 6.11; 7.1(b)(c)

     (e).................................................                6.13

316  (a) (last sentence).................................                 2.9

     (a)(1)(A)                                                           6.11

     (a)(1)(B)                                                           6.12

     (a)(2)                                                              N.A.

     (b)                                                          6.12; 6.8; 6.7

317  (a)(1)..............................................                 6.3

     (a)(2)..............................................                 6.4

     (b).................................................                 2.4

318  (a).................................................                13.1


N.A. means not applicable.

1.    Note:    This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

          INDENTURE, dated as of December 14, 1998, by and among Centennial Cellular Operating Co. LLC, a Delaware limited liability company (the "Company"), Centennial Finance Corp., a Delaware corporation ("Finance Corp." and together with the Company, the "Issuers") and The Chase Manhattan Bank (the "Trustee").

          Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Issuers' 10 3/4% Series A Senior Subordinated Notes due 2008 (the "Series A Securities" or the "Initial Securities"), and the 10 3/4% Series B Senior Subordinated Notes due 2008 (the "Series B Securities" and, together with the Series A Securities, the "Securities"), which may be exchanged for the 10 3/4% Series A Senior Subordinated Notes due 2008:

                                    ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.1. Definitions.

          "Acceleration Notice" shall have the meaning specified in Section 6.2.

          "Acquired Indebtedness" means Indebtedness of a person (i) existing at the time such person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the Acquired Person becomes a Restricted Subsidiary, as the case may be.

          "Acquired Person" shall have the meaning as set forth in the definition of "Permitted Investment."

          "Additional Escrow Amount" means cash in the amount of approximately $25 million, which is placed in the Escrow and Pledge Account with the net proceeds realized from the sale of the Securities.

          "Affiliate" means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person or (ii) any officer, director, or controlling stockholder of such other Person. For purposes of this definition, the term "control" means (a) the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, or (b) without limiting the foregoing, the beneficial ownership of 10% or more of the voting power of the voting common equity of such Person (on a fully diluted basis) or of warrants or other rights to acquire such equity (whether or not presently exercisable).

          "Agent" means any Registrar, Paying Agent or co-Registrar.

          "Agent Bank" means Merrill Lynch Capital Corporation in its capacity as administrative agent under the Credit Facility and any future or successor or replacement administrative agent under the Credit Facility.

          "Annual Operating Cash Flow" on any date means, with respect to any Person, the Operating Cash Flow for the Reference Period.

          "Annual Operating Cash Flow Ratio" on any date (the "Transaction Date") means, with respect to any Person and its Restricted Subsidiaries, the ratio of (i) consolidated Indebtedness of such Person and its Restricted Subsidiaries on the Transaction Date (after giving pro forma effect to the Incurrence of such Indebtedness) (and without duplication of any Indebtedness that may be the obligation of such Person and/or one or more of its Subsidiaries) divided by (ii) the aggregate amount of Annual Operating Cash Flow of such Person (determined on a pro forma basis after giving effect to all Investments in and acquisitions or dispositions of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale, made by such Person and its Subsidiaries from the beginning of the Reference Period through the Transaction Date as if such Investment, acquisition or disposition had occurred at the beginning of such Reference Period); provided that, for purposes of such computation, in calculating Annual Operating Cash Flow and consolidated Indebtedness, (a) the transaction giving rise to the need to calculate the Annual Operating Cash Flow Ratio will be assumed to have occurred (on a pro forma basis) on the first day of the Reference Period; (b) the incurrence of any Indebtedness during the Reference Period or subsequent thereto and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to retire Indebtedness or to acquire businesses) will be assumed to have occurred (on a pro forma basis) on the first day of such Reference Period;
(c) Consolidated Interest Expense attributable to any Indebtedness (whether existing or being incurred) bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date had been the applicable rate for the entire period; and (d) all members of the consolidated group of such Person on the Transaction Date that were acquired during the Reference Period shall be deemed to be members of the consolidated group of such Person for the entire Reference Period. When the foregoing definition is used in connection with the Company and its Restricted Subsidiaries, references to a Person and its Subsidiaries in the foregoing definition shall be deemed to refer to the Company and its Restricted Subsidiaries. Any such pro forma calculation may include adjustments for the pro forma effect of (a) any cost savings accounted for on an annualized basis as a result of an acquisition by the Company or a Restricted Subsidiary which, in the good faith judgment of the Company (as determined by a resolution of the Board of Directors of the Company), will be eliminated or realized within one year after the date of such transaction (provided that any such cost savings are calculated in accordance with Regulation S-X under the Securities Act (or any successor regulation)) or (b) any direct quantifiable savings from the conversion of roaming expense which the Company will obtain within one year of the transaction in the good faith judgment of the Board of Directors of the Company from the acquisition of a third party which prior to such acquisition had a contact with the Company or any Restricted Subsidiary for roaming services.

          "Applicable Premium" means, with respect to a Security at any redemption date, the excess of (A) the present value at such time of (1) the redemption price of such Security at December 15, 2003 (such redemption price being described in Article III), plus (2) all required interest payments (excluding accrued but unpaid interest) due on such Security through December 15, 2003, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the then outstanding principal amount of such Security.

          "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, Euroclear and Cedel, in each case to the extent applicable to such transaction and as in effect at the time of such transfer or transaction.

          "Asset Sale" shall have the meaning specified in Section 4.14.

          "Asset Sale Offer" shall have the meaning specified in Section 4.14.

          "Asset Sale Offer Amount" shall have the meaning specified in Section 4.14.

          "Asset Sale Offer Period" shall have the meaning specified in Section 4.14.

          "Asset Sale Offer Price" shall have the meaning specified in Section 4.14.

          "Asset Sale Purchase Date" shall have the meaning specified in Section 4.14.

          "Assumption Agreement" shall have the meaning as set forth in Section 5.1.

          "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

          "Blackstone" means Blackstone Capital Partners III Merchant Banking Fund L.P. and affiliates of the foregoing that are directly or indirectly controlling or controlled by Blackstone or under direct or indirect common control with Blackstone.

          "Board of Directors" means (i) with respect to a limited liability company, the board of managers of limited liability company or other body fulfilling the function of a board of directors of a corporation, and (ii) with respect to a corporation, the board of directors or any duly authorized committee of such board of directors.

          "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

          "Business Day" means a day that is not a Legal Holiday.

          "Capitalized Lease Obligations" means obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

          "Capital Stock" means, with respect to any Person, any capital stock of such Person and shares, interests, participations or other ownership interests (however designated) of any Person and any rights (other than debt securities convertible into capital stock), warrants and options to purchase any of the foregoing, including (without limitation) each class of common stock and preferred stock of such Person if such Person is a corporation, each general and limited partnership interest of such Person if such Person is a partnership and all membership or other interests if such Person is a limited-liability company, and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person.

          "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) in each case maturing within one year after the date of acquisition, (ii) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Ratings Group or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition and (iii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) and (ii) above.

          "Cash from Minority Cellular Investment Interests" means any dividends, distributions, interest payments or other periodic payments of cash (collectively a "cash distribution") received directly or indirectly by the Company from its Minority Cellular Investment Interests; provided, however, that "Cash from Minority Cellular Investment Interests" shall not include any proceeds received directly by the Company from the liquidation, sale, merger, consolidation, transfer or other disposition (collectively, a "sale") of any Minority Cellular Investment Interest, except that Cash from Minority Cellular Investment Interests shall include in every fiscal year ending after the sale of any Minority Cellular Investment Interest an amount equal to the cash distributions received directly or indirectly by the Company from such Minority Cellular Investment Interest during the twelve months prior to such sale if either (a) the proceeds of such sale are used to permanently reduce the amount of Indebtedness which may be borrowed under the Credit Facility in accordance with clause (i) of the third paragraph of Section 4.11 or (b) at the time of any Restricted Payment being made pursuant to clause (ix) of the second paragraph of
Section 4.3, the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Annual Operating Cash Flow Ratio provision set forth in the second paragraph of Section 4.11 assuming that the Issuer was the obligor of additional Indebtedness in a principal amount equal to the net after-tax proceeds received from such sale.

          "Centennial" means Centennial Cellular Corp., a corporation organized under the laws of Delaware until a successor Person shall have become such pursuant to the applicable provisions hereof, and thereafter "Centennial" shall mean such successor Person.

          "Centennial de Puerto Rico" means a direct or indirect Restricted Subsidiary of the Company which controls the Company's Puerto Rico operations.

          "Change of Control" means the occurrence of any of the following events: (i) Centennial or the Company consolidates with or merges with or into any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with or merges into or with Centennial or the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of Centennial or the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding Voting Stock of Centennial or the Company is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Disqualified Capital Stock or
(y) cash, securities and other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by Centennial or the Company as a Restricted Payment as described under Section 4.3 (and such amount shall be treated as a Restricted Payment subject to the provisions in Section
4.3 and (B) immediately after such transaction, no "person" or "group," other than Permitted Holders, is the beneficial owner (as such term is used in Rule 13d-3 and 13d-5 promulgated pursuant to the Exchange Act), directly or indirectly, more than 50% of the total outstanding Voting Stock of the surviving corporation, (ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than Permitted Holders, is or becomes the "beneficial owner" (as such term is used in Rule 13d-3 and 13d-5 promulgated pursuant to the Exchange Act), directly or indirectly, of Voting Stock representing more than 50% of the voting power of the Voting Stock of Centennial or the Company then outstanding normally entitled to vote in elections of directors, or (iii) during any period of 12 consecutive months, individuals who at the beginning of any such 12-month period constituted the Board of Directors of Centennial or the Company (together with any new directors whose election to such board or whose nomination for election by the shareholders of Centennial or the Company was designated by the Permitted Holders or approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board of Directors of Centennial or the Company then in office. Each of (i) through (iii) of this definition shall also be deemed to apply to any Restricted Subsidiary of Centennial which directly or indirectly controls the Company. The consummation of the transactions contemplated by the Merger, and the merger of Finance Corp. with and into Centennial, shall not be deemed a Change of Control.

          "Change of Control Offer" shall have the meaning specified in Section 11.1.

          "Change of Control Offer Period" shall have the meaning specified in
Section 11.1.

          "Change of Control Purchase Date" shall have the meaning specified in
Section 11.1.

          "Change of Control Purchase Price" shall have the meaning specified in
Section 11.1.

          "Closing Price" on any Trading Day with respect to the per share price of any shares of Capital Stock means the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such shares of Capital Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on Nasdaq National Market but the company is a Foreign Company (as defined in Rule 3b-4(b) under the Exchange Act) and the principal securities exchange on which such shares are listed or admitted to trading is a Designated Offshore Securities Market (as defined in Rule 902(a) under the Securities Act), the average of the reported closing bid and asked prices regular way on such principal exchange, or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market and the Company and principal securities exchange do not meet such requirements, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm is selected from time to time by the Company for that purpose and is reasonably acceptable to the Trustee.

          "Company Order" or "Company Request" means a written request or order signed in the name of the Issuers by, in the case of each Issuer, any one of its respective Chairman of the Board, its President, its Chief Executive Officer, its Chief Financial Officer or a Vice President (regardless of Vice Presidential designation), and any one of its respective Treasurer, or its Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

          "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker, having a maturity comparable to the first Redemption Date of the Securities, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the first Redemption Date of the Securities. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

          "Comparable Treasury Price" means, with respect to any Redemption Date, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m., New York time, on the third business day preceding such Redemption Date.

          "Consolidated Interest Expense" of any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to the Capitalized Lease Obligations) of such Person and its consolidated Restricted Subsidiaries during such period, including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations, and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Rate Protection Obligations and Currency Hedging Agreements and excluding the amortization of deferred financing fees, in each case to the extent attributable to such period and (b) the amount of cash dividends accrued or payable by such Person or any of its consolidated Restricted Subsidiaries in respect of preferred stock (other than by Restricted Subsidiaries of such Person to such Person or such Person's Restricted Subsidiaries). For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed to the extent not otherwise included and whether or not paid by such Person or Subsidiary. When the foregoing definition is used in connection with the Company and its Restricted Subsidiaries, references to a Person and its Subsidiaries in the foregoing definition shall be deemed to refer to the Company and its Restricted Subsidiaries.

          "Consolidated Net Income" of any Person, for any period, means the net income (or loss) of such Person and its consolidated Restricted Subsidiaries for such period, determined (on a consolidated basis) in accordance with GAAP, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication) (i) all extraordinary gains or losses and all gains and losses from the sales or other dispositions of assets out of the ordinary course of business (net of taxes, fees and expenses relating to the transaction giving rise thereto) for such period, (ii) the net income, if positive, of any Person, that is not a Subsidiary in which such Person or any of its Subsidiaries has an interest (other than a Minority Cellular Investment Interest), except to the extent of the amount of dividends or distributions actually paid to such Person or a Subsidiary of such Person, (iii) except as provided in the definition of "Annual Operating Cash Flow Ratio," the net income (or loss) of any Subsidiary acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (iv) for purposes of Section 4.3, the net income, if positive, of any Restricted Subsidiary of such Person that is not a Guarantor to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or any agreement or instrument applicable to such Subsidiary except to the extent of the amount of dividends or distributions actually paid to such Person or a Subsidiary of such Person, (v) any gain or loss, net of taxes, realized upon the termination of any employee benefit plan, (vi) any restoration to net income of any contingency reserve, except to the extent provision for such reserve was made out of income accrued at any time following the date of this Indenture, (vii) any net gain or loss arising from the acquisition of any securities or extinguishment of any Indebtedness of such Person, (viii) the cumulative effect of a change in accounting principles, (ix) the amount of any nonrecurring charges or income of the Company or any Restricted Subsidiary (including any one-time costs incurred in connection with acquisitions after the Issue Date) certified as non-recurring in an Officer's Certificate and deducted or included in such period in computing Consolidated Net Income and (x) any net income, if positive, resulting from the Company's Minority Cellular Investment Interests. When the foregoing definition is used in connection with the Company and its Restricted Subsidiaries, references to a Person and its Subsidiaries in the foregoing definition shall be deemed to refer to the Company and its Restricted Subsidiaries.

          "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which address as of the date hereof is located at 450 West 33rd Street, 15th Floor, New York, New York 10001.

          "Covenant Defeasance" shall have the meaning specified in Section 8.3.

          "Credit Facility" means, that certain Credit Facility to be entered into among the Company, Centennial de Puerto Rico, the guarantors, Merrill Lynch Capital Corporation and the other financial institutions party thereto, as such agreement may be, in one or more agreements with one or more lending groups, amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified, in whole or in part, from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing, including those that increase the amount available thereunder in accordance with the terms of this Indenture).

          "Currency Hedging Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

          "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

          "Defaulted Interest" shall have the meaning specified in Section 2.12.

          "Definitive Securities" means Securities that are in the form of Security attached hereto as Exhibit A that do not include the information called for by footnotes 1 and 3 thereof.

          "Depositary" means, with respect to the Securities issuable or issued in whole or in part in global form, the person specified in Section 2.3 as the Depositary with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

          "Designated Senior Indebtedness" means (i) all Senior Indebtedness under the Credit Facility and (ii) any other Senior Indebtedness which at the time of determination has an aggregate principal amount outstanding of at least $25 million and which is specifically designated in the instrument evidencing such Senior Indebtedness or the agreement under which such Senior Indebtedness arises as "Designated Senior Indebtedness" by the Company.

          "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

          "Disqualified Capital Stock" means, with respect to any Person, Capital Stock of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Securities; provided that (a) Capital Stock will not be deemed to be Disqualified Capital Stock if it may only be so redeemed or repurchased solely in consideration of Qualified Capital Stock of the Company and (b) any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Securities shall not constitute Disqualified Capital Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 4.14 and 11.1 hereof and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Securities as are required to be repurchased pursuant to the provisions contained in Sections 4.14 and 11.1 hereof.

          "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated "A" or higher (or the equivalent rating or higher) according to Moody's Investors Service, Inc., Standard & Poor's Ratings Group or Duff & Phelps Credit Rating Co. (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)) respectively, at the time as of which any investment or rollover therein is made.

          "Equity Contribution" means the equity contribution by Welsh, Carson, Anderson & Stowe VIII, L.P., Blackstone Capital Partners, L.P., WCAS Capital Partners III, L.P and certain other investors to Centennial in connection with the financing of the Merger.

          "Escrow Draw Date" shall have the meaning specified in Section 3.8.

          "Event of Default" shall have the meaning specified in Section 6.1.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

          "Exchange Offer Registration Statement" means the registration statement under the Securities Act contemplated by Section 2.1 of the Registration Rights Agreement.

          "Exchange Securities" means the 10 3/4% Series B Senior Subordinated Notes due 2008 to be issued pursuant to this Indenture in connection with the offer to exchange Exchange Securities for the Initial Securities that may be made by the Company pursuant to the Registration Rights Agreement.

          "Excluded Cash Contributions" shall have the meaning specified in
Section 4.11.

          "Excluded Contributions" means the net cash proceeds received by the Company after the Issue Date from (a) contributions to its common equity capital and (b) the sale (other than to a Subsidiary or to any Company or Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Capital

Stock) of the Company, in each case designated as Excluded Contributions pursuant to an Officer's Certificate executed by an officer of the Company, the cash proceeds of which are excluded from the calculation set forth in the first paragraph of Section 4.3 and which may not also be designated Excluded Cash Contributions.

          "Extension Condition" shall have the meaning specified in Section 3.8.

          "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

          "Final Put Date" shall have the meaning specified in Section 4.14.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board ("FASB") or, if FASB ceases to exist, any successor thereto; provided, however, that for purposes of determining compliance with covenants in this Indenture other than those relating to financial statement delivery, "GAAP" means such generally accepted accounting principles as in effect as of the Issue Date.

          "Global Security" means a Security that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 3 to the form of Security attached hereto as Exhibit A.

          "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States is pledged and which have a remaining weighted average life to maturity of not more than one year from the date of Investment therein.

          "Guarantee" means the guarantee by a Guarantor of Finance Corp's and the Company's Indenture Obligations.

          "Guarantor" means any Restricted Subsidiary of the Company which becomes a guarantor of the Company's Indenture Obligations.

          "Holder" or "Securityholder" means a Person in whose name a Security is registered. The Holder of a Security will be treated as the owner of such Security for all purposes.

          "Incur" shall have the meaning specified in Section 4.11.

          "Indebtedness" of any Person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such Person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services except (other than accounts payable or other obligations to trade creditors which have remained unpaid for greater than 90 days past their original due date or to financial institutions, which obligations are not being contested in good faith and for which appropriate reserves have been established) those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors, (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) for the payment of money relating to a Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit;
(b) all obligations of such Person under Interest Rate Protection Obligations or Currency Hedging Agreements; (c) all liabilities of others of the kind described in the preceding clauses (a) or (b) that such Person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such Person and all obligations to purchase, redeem or acquire any Capital Stock; (d) all Disqualified Capital Stock of such Person and all Preferred Stock of such Person's Restricted Subsidiaries valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends; and (e) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b),
(c), (d) or this clause (e), whether or not between or among the same parties; provided that the outstanding principal amount at any date of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such date. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer of such Disqualified Capital Stock.

          "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

          "Initial Escrow and Pledge Account" means an account established with the Trustee pursuant to the terms of the Pledge and Escrow Agreement for the deposit of the net proceeds realized from the sale of the Securities, together with the Additional Escrow Amount; and after the Merger such account will hold the Pledged Securities purchased by the Company with a portion of the net proceeds from the Offering.

          "Initial Purchasers" means Merrill Lynch, Pierce, Fenner & Smith Incorporated, NationsBanc Montgomery Securities LLC, Morgan Stanley & Co. Incorporated and Chase Securities Inc.

          "Initial Securities" means the 10 3/4% Series A Senior Subordinated Notes due 2008, as supplemented from time to time in accordance with the terms hereof, issued pursuant to this Indenture.

          "Interest Payment Date" means the stated due date of an installment of interest on the Securities.

          "Interest Rate Protection Obligations" means, with respect to any Person, the Obligations of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates. For purposes of this Indenture, the amount of such obligations shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such obligation had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligations shall be the net amount so determined, plus any premium due upon default by such Person.

          "Investment" by any Person in any other Person means (without duplication) (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such other Person or any agreement to make any such acquisition; (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension; (c) the entering into by such Person of any guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of such other Person; (d) the making of any capital contribution by such Person to such other Person; and (e) the designation by the Board of Directors of the Company of any Person to be an Unrestricted Subsidiary. For purposes of Section 4.3, (i) "Investment" shall include and be valued at the Fair Market Value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the Fair Market Value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) the amount of any Investment shall be equal to the Fair Market Value of such Investment plus the Fair Market Value of all additional Investments by the Company or any of its Restricted Subsidiaries at the time any such Investment is made; provided that, for purposes of this sentence, the Fair Market Value of net assets shall be as determined in the reasonable judgment of the Board of Directors of the Company.

          "Investment Equity" has the meaning given such term in the definition of "Permitted Investment."

          "Issue Date" means the time and date of the first issuance of the Securities under this Indenture.

          "Legal Defeasance" shall have the meaning specified in Section 8.2.

          "Legal Holiday" shall have the meaning specified in Section 13.7.

          "Lien" means any mortgage or deed of trust, lien, pledge, charge, privilege, security interest, assignment, deposit, arrangement, easement, hypothecation, claim, preference, priority or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law with respect to property of any kind (including any conditional sale, capital lease or other title retention agreement and any lease deemed to constitute a security interest and any option or other agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired.

          "Marketable U.S. Securities" means: (i) Government Securities; (ii) any time deposit account, money market deposit and certificate of deposit maturing not more than 270 days after the date of acquisition issued by, or time deposit of, an Eligible Institution; (iii) commercial paper maturing not more than 270 days after the date of acquisition issued by a corporation (other than an Affiliate of the Company) with a rating, at the time as of which any investment therein is made, of "P-1" or higher according to Moody's Investors Service, Inc., "A-1" or higher according to Standard & Poor's Ratings Group or "A-1" or higher according to Duff & Phelps Credit Rating Co. (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)); (iv) any banker's acceptances or money market deposit accounts issued or offered by an

Eligible Institution; (v) repurchase obligations with a term of not more than 7 days for Government Securities entered into with an Eligible Institution; and
(vi) any fund investing exclusively in investments of the types described in clauses (i) through (v) above.

          "Maturity Date" means, when used with respect to any Security, the date specified on such Security as the fixed date on which the final installment of principal of such Security is due and payable (in the absence of any acceleration thereof pursuant to the provisions of this Indenture regarding acceleration of Indebtedness or any Change of Control Offer or Asset Sale Offer).

          "Merger" means the merger of Centennial and CCW Acquisition Corp. pursuant to the Merger Agreement.

          "Merger Agreement" means the Merger Agreement, dated as of July 2, 1998, between Centennial and CCW Acquisition Corp., as amended.

          "Merger Date" means the date upon which the Merger is consummated.

          "Mezzanine Financing" means the $180 million in aggregate principal amount of Senior Subordinated Notes due 2009 issued by Centennial to WCAS Capital Partners III, L.P., dated the date of the closing of the Merger and in substantially the form attached to this Indenture.

          "Minimum Accumulation Date" shall have the meaning specified in
Section 4.14.

          "Minority Cellular Investment Interests" means limited partnership or other equity interests held directly or indirectly by the Company in cellular telephony providers which are not Subsidiaries or otherwise controlled (directly or indirectly) by the Company in existence on the Merger Date.

          "Net Cash Proceeds" means the aggregate amount of cash and Cash Equivalents received by the Company and its Restricted Subsidiaries in respect of an Asset Sale (including upon the conversion to cash and Cash Equivalents of (A) any note or installment receivable at any time, or (B) any other property as and when any cash and Cash Equivalents are received in respect of any property received in an Asset Sale but only to the extent such cash and Cash Equivalents are received within one year after such Asset Sale), less the sum of (i) all out-of-pocket fees, commissions and other expenses incurred in connection with such Asset Sale, including the amount (estimated in good faith by the Board of Directors of the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any Restricted Subsidiary of the Company in connection with such Asset Sale and (ii) the aggregate amount of cash so received which is used to retire any existing Senior Indebtedness of the Company or Indebtedness of its Restricted Subsidiaries, as the case may be, which is required to be repaid in connection with such Asset Sale or is secured by a Lien on the property or assets of the Company or any of its Restricted Subsidiaries, as the case may be.

          "Net Proceeds" means the aggregate net proceeds (including the Fair Market Value of non-cash proceeds constituting equipment or other assets of a type generally used in a Related Business an amount reasonably determined by the Board of Directors of the Company for amounts under $10,000,000 and by a financial advisor or appraiser of national reputation for equal or greater amounts) received by a Person from the sale of Qualified Capital Stock (other than to a Subsidiary of such Person) after payment of out-of-pocket expenses, commissions and discounts incurred and net of taxes paid or payable in connection therewith.

          "Non-Payment Default" means any event of default (other than a Payment Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Indebtedness.

          "Non-U.S. Person" means a Person that is not a "U.S. Person" as defined in Regulation S under the Securities Act.

          "Notice of Default" shall have the meaning specified in Section
6.1(3).

          "Obligation" means any principal, premium, interest (including interest accruing subsequent to a bankruptcy or other similar proceeding whether or not such interest is an allowed claim enforceable against the Company in a bankruptcy case under Federal bankruptcy law), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable pursuant to the terms of the documentation governing any Indebtedness.

          "Offering" means the offering of the Securities by the Issuers.

          "Offering Memorandum" means that certain Offering Memorandum of the Issuers, dated December 9, 1998, relating to the original issuance and sale of the Initial Securities to the Initial Purchasers.

          "Officer" means, with respect to the Company or Finance Corp., the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of the Company or Finance Corp., respectively.

          "Officers' Certificate" means, with respect to the Issuers, a certificate signed by two Officers or by an Officer and an Assistant Secretary of each of the Issuers, and otherwise complying with the requirements of Sections 13.4 and 13.5.

          "Operating Cash Flow" of any Person means (a), with respect to any period, the Consolidated Net Income of such Person for such period, plus (b) the sum, without duplication (and only to the extent such amounts are deducted from net revenues in determining such Consolidated Net Income), of (i) the provisions for income taxes for such period for such Person and its consolidated Restricted Subsidiaries, (ii) depreciation, amortization and other non-cash charges of such Person and its consolidated Restricted Subsidiaries and (iii) Consolidated Interest Expense of such Person for such period, determined, in each case, on a consolidated basis for such Person and its consolidated Restricted Subsidiaries in accordance with GAAP, plus (c) any fees, expenses or charges related to any equity offering, Permitted Investment, acquisition or recapitalization or Indebtedness permitted to be incurred by this Indenture (in each case, whether or not successful) and fees, expenses or charges related to the Recapitalization and the financings thereof (including fees to Welsh Carson and Blackstone), less
(d) the amount of all cash payments made during such period by such Person and its Restricted Subsidiaries to the extent such payments relate to non-cash charges that were added back in determining Operating Cash Flow for such period or for any prior period.

          "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections
13.4 and 13.5.

          "Pari Passu Indebtedness" means (a) with respect to the Company, any Indebtedness of the Company that is pari passu in right of payment to the Securities, (b) with respect to Finance Corp., any Indebtedness of Finance Corp. that is pari passu in right of payment to the Notes and (c) with respect to any Guarantee, Indebtedness which ranks pari passu in right of payment to such Guarantee.

          "Paying Agent" shall have the meaning specified in Section 2.3.

          "Payment Default" means any default in payment (whether at Stated Maturity, upon scheduled installment, by acceleration or otherwise) of principal of premium, if any, or interest on Designated Senior Indebtedness.

          "Permitted Holders" means Welsh Carson and Blackstone.

          "Permitted Investment" means (i) Investments in Cash Equivalents; (ii) Investments in the Company or a Restricted Subsidiary; (iii) Investments in a

Person substantially all of whose assets are of a type generally used in a Related Business (an "Acquired Person") if, as a result of such Investments, (A) the Acquired Person immediately thereupon becomes a Restricted Subsidiary or (B) the Acquired Person immediately thereupon either (1) is merged or consolidated with or into the Company or any of its Restricted Subsidiaries and the surviving Person is the Company or a Restricted Subsidiary or (2) transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or any of its Restricted Subsidiaries; (iv) Investments in accounts and notes receivable acquired in the ordinary course of business; (v) any securities received in connection with an Asset Sale and any Investment with the Net Cash Proceeds from any Asset Sale in Capital Stock of a Person, all or substantially all of whose assets are of a type used in a Related Business, that complies with
Section 4.14; (vi) any guarantee issued by a Restricted Subsidiary incurred in compliance with this Indenture; (vii) advances and prepayments for asset purchases in the ordinary course of business in a Related Business of the Company or a Restricted Subsidiary; (viii) customary loans or advances made in the ordinary course of business to officers, directors or employees of the Company or any of its Restricted Subsidiaries for travel, entertainment, and moving and other relocation expenses; (ix) advances to employees not in excess of $1 million outstanding at any one time, in the aggregate; (x) any Investment acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Company of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; (xi) Interest Rate Protection Obligations or Currency Hedging Agreements permitted under clauses (ix) or (x) of Section 4.11; (xii) Investments the payment for which consists of Qualified Capital Stock of the Company ("Investment Equity"); provided, however, that the issuance of such Qualified Capital Stock equity interests will not increase the amount available for Restricted Payments under the covenant set forth in Section 4.3; (xiii) Investments in Permitted Joint Ventures which in the aggregate at any one time outstanding do not exceed $10 million; and (xiv) any Investment in a Related Business (including in an Unrestricted Subsidiary) having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (xiv) that are at that time outstanding, which does not exceed the greater of (x) $20 million or (y) 4% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

          "Permitted Joint Venture" means, as applied to any Person, any other Person engaged in a Related Business, (a) over which such Person is responsible (either directly or through a services agreement) for day-to-day operations or otherwise has operational and managerial control of such other Person or (b) of which more than forty percent (40%) of the outstanding Voting Stock (other than directors' qualifying shares) of such other Person in the case of a corporation, or more than forty percent (40%) of the outstanding ownership interests of such other Person, in the case of an entity other than a corporation, is at the time owned directly or indirectly by such Person.

          "Person" means any corporation, individual, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

          "Pledge and Escrow Agreement" means the Pledge and Escrow Agreement, dated as of the date of this Indenture, among the Company, Finance Corp., the Trustee and the collateral agents named therein.

          "Pledged Securities" means the securities purchased by the Company with a portion of the net proceeds from the Offering to be deposited in the Escrow and Pledge Account.

          "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock whether now outstanding, or issued after the Issue Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

          "Principal" of any Indebtedness means the principal of such Indebtedness plus, without duplication, applicable premium, if any, on such Indebtedness.

          "Private Placement Legend" means the legend set forth on the face of the form of Security attached hereto as Exhibit A.

          "Public Equity Offering" means an underwritten offer and sale of common stock (which is Qualified Capital Stock) of the Company or Centennial with aggregate proceeds of at least $50 million pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 (or any successor form covering substantially the same transactions), S-4 (or any successor form covering substantially the same transactions), or otherwise relating to equity securities issuable under any employee benefit plan of such corporate entity).

          "Purchase Money Indebtedness" means any Indebtedness of the Company or its Restricted Subsidiaries which is secured by a Lien on assets related to the business of the Company or its Restricted Subsidiaries and any additions and accessions thereto, which are purchased by the Company or its Restricted

Subsidiaries at any time after the Securities are issued; provided that (i) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a "Purchase Money Security Agreement") shall be entered into within 90 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased without further recourse to either the Company or any of its Restricted Subsidiaries or acquired, any additions and accessions thereto and any proceeds therefrom, (ii) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and (iii) (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to the Company or its Restricted Subsidiaries of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

          "Qualified Capital Stock" means any Capital Stock of a Person that is not Disqualified Capital Stock.

          "Recapitalization" means the Merger and the transactions to be consummated pursuant to the Recapitalization Documents.

          "Recapitalization Documents" means the Merger Agreement, the Credit Facility, this Indenture, the documentation governing the Mezzanine Financing, and the ancillary documents related thereto.

          "Record Date" means a Record Date specified in the Securities whether or not such Record Date is a Business Day.

          "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to Article III of this Indenture and Paragraph 5 in the form of Security attached hereto as Exhibit A.

          "Redemption Price," when used with respect to any Security to be redeemed pursuant to any provision in this Indenture means the price at which it is to be redeemed pursuant to this Indenture, which shall include, without duplication, in each case, any accrued and unpaid interest to the Redemption Date.

          "Reference Period" with regard to any Person means the last four full fiscal quarters of such Person for which financial information (which the Company shall use its best efforts to compile in a timely manner) in respect thereof is available ended on or immediately preceding any date upon which any determination is to be made pursuant to the terms of the Securities or this Indenture.

          "Reference Treasury Dealer" means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and three other primary U.S. Government securities dealers in The City of New York to be selected by the Company, and their respective successors.

          "Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or such Restricted Subsidiary (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of premium and reasonable expenses incurred in connection therewith); (ii) such Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life equal to or greater than the Weighted Average Life of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Securities, such Refinancing Indebtedness is subordinated in right of payment to, the Securities on terms at least as favorable to the holders of Securities as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

          "Registrar" shall have the meaning specified in Section 2.3.

          "Registration Rights Agreement" means the Registration Rights Agreement dated December 14, 1998 by and among the Initial Purchasers, the Company and Finance Corp., as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

          "Regulation S" means Regulation S under the Securities Act, as amended from time to time.

          "Regulation S Global Securities" means one or more permanent global Securities in registered form representing the aggregate principal amount of Securities sold in reliance on Regulation S under the Securities Act.

          "Related Business" means any business related to, or complementary to, the ownership, development, operation, or acquisition of communications systems as determined by the Board of Directors of the Company.

          "Related Person" means, with respect to any Person, (i) any Affiliate of such Person or any spouse, immediate family member, or other relative who has the same principal residence of any Affiliate of such Person and (ii) any trust in which any Person described in clause (i) above, has a beneficial interest.

          "Related Person Transaction" shall have the meaning specified in
Section 4.10.

          "Representative" means (i) with respect to the Credit Facility, the Agent Bank and (ii) with respect to any other Senior Indebtedness, the indenture trustee or other trustee, agent or representative for the holders of such Senior Indebtedness.

          "Restricted Payment" means, with respect to any Person, (i) any dividend or other distribution on shares of Capital Stock of such Person or any Restricted Subsidiary of such Person, (ii) any payment on account of the purchase, redemption or other acquisition or retirement for value in whole or in part, of any shares of Capital Stock of such Person, any entity which controls such Person or any Restricted Subsidiary of such Person, which Capital Stock is held by Persons other than such Person or any of its Restricted Subsidiaries, or options, warrants or other rights to acquire such Capital Stock, (iii) any defeasance, redemption, repurchase or other acquisition or retirement for value in whole or in part, of any Indebtedness of such Person (other than the scheduled repayment thereof at maturity and any mandatory redemption or mandatory repurchase thereof pursuant to the terms thereof) by such Person or a Subsidiary of such Person that is subordinate in right of payment to the Securities (other than in exchange for Refinancing Indebtedness permitted to be Incurred under this Indenture and except for any such defeasance, redemption, repurchase, other acquisition or payment in respect of Indebtedness held by any Restricted Subsidiary) and (iv) any Investment (other than a Permitted Investment); provided, however, that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on shares of Capital Stock of the Company or any Restricted Subsidiary solely in shares of Qualified Capital Stock or in options, warrants or other rights to acquire such Qualified Capital Stock), (ii) any dividend, distribution or other payment to the Company, or any dividend to any of its Restricted Subsidiaries, by any of its Subsidiaries, (iii) any dividend, distribution or other payment by any Restricted Subsidiary on shares of its Capital Stock that is paid pro rata to all holders of such Capital Stock and (iv) the purchase, redemption or other acquisition or retirement for value of shares of Capital Stock of any Restricted Subsidiary held by Persons other than the Company or any of its Restricted Subsidiaries.

          "Restricted Period" means the period through and including the 40th day after the later of the commencement of the Offering and the original issue date of the Securities.

          "Restricted Security" means a Security, unless or until it has been
(i) disposed of in a transaction effectively registered under the Securities Act or (ii) distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act; provided that in no case shall an Exchange Security issued in accordance with this Indenture and the terms and provisions of the Registration Rights Agreement be a Restricted Security.

          "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company by Board Resolution delivered to the Trustee as an Unrestricted Subsidiary pursuant to and in compliance with Section 4.17.

          "Rule 144A" means Rule 144A under the Securities Act (or any successor rule), as amended from time to time.

          "Rule 144A Global Securities" means one or more permanent Global Securities in registered form representing the aggregate principal amount of Securities sold in reliance on Rule 144A under the Securities Act.

          "SEC" means the Securities and Exchange Commission.

          "Securities" means, collectively, the Initial Securities and, when and if issued as provided in the Registration Rights Agreement, the Exchange Securities.

          "Securities Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations of the SEC promulgated thereunder.

          "Securities Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

          "Senior Indebtedness" means the principal of, premium, if any, and interest (including interest, to the extent allowable, accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law) on any Indebtedness of the Company (other than as otherwise provided in this definition), whether outstanding on the date of this Indenture or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) Indebtedness evidenced by the Securities,
(ii) Indebtedness that is subordinate or junior in right of payment to any Indebtedness of the Company, (iii) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is without recourse to the Company, (iv) Indebtedness which is represented by Disqualified Capital Stock, (v) any liability for foreign, federal, state, local or other taxes owed or owing by the Company to the extent such liability constitutes Indebtedness, (vi Indebtedness of the Company to a Subsidiary or any other Affiliate of the Company or any of such Affiliate's Subsidiaries, (vii) to the extent it might constitute Indebtedness, amounts owing for goods, materials or services purchased in the ordinary course of business or consisting of trade accounts payable owed or owing by the Company, and amounts owed by the Company for compensation to employees or services rendered to the Company, (viii) that portion of any Indebtedness which at the time of issuance is issued in violation of this Indenture and (ix) Indebtedness evidenced by any guarantee of any Subordinated Indebtedness or Pari Passu Indebtedness.

          "Significant Restricted Subsidiary" means one or more Restricted Subsidiaries having an aggregate net book value of assets in excess of 5% of the net book value of the assets of the Company and its Restricted Subsidiaries on a consolidated basis.

          "Special Record Date" for payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.12.

          "Special Redemption Price" has the meaning set forth in Section 3.8.

          "Stated Maturity" means the date fixed for the payment of any principal or premium pursuant to this Indenture and the Securities, including the Maturity Date, upon redemption, acceleration, Asset Sale Offer, Change of Control Offer or otherwise.

          "Strategic Equity Investor" means any Person which is (or a controlled Affiliate of any Person which is) engaged in the ownership, development, operation or acquisition of communications systems and which, as of the last available annual or quarterly financial statements, has Total Common Equity of at least $1.0 billion.

          "Strategic Equity Offering" means an offer or sale of common stock or Preferred Stock (other than Disqualified Capital Stock) of the Company, with aggregate proceeds of at least $50.0 million to a Strategic Equity Investor other than in connection with or after the occurrence of a Change of Control. The consummation of the transactions contemplated by the Merger shall not be deemed a Strategic Equity Offering.

          "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor subordinated in right of payment to the Securities or a Guarantee, as the case may be.

          "Subsidiary" with respect to any Person, means (i) a corporation at least 50% of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, or (ii) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner of such partnership, or (iii) any Person in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has (x) at least a fifty percent ownership interest or (y) the power to elect or direct the election of the directors or other governing body of such Person.

          "Successor Security" of any particular Security means every Security issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.15 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss.77aaa-77bbbb) as amended and as in effect on the date of the execution of this Indenture.

          "Total Assets" means the total assets of the Company and its Restricted Subsidiaries shown on the Consolidated balance sheet of the Company and its Restricted Subsidiaries prepared in accordance with GAAP as of the last day of the immediately preceding fiscal quarter for which financial statements are available.

          "Total Common Equity" of any Person means, as of any date of determination, the product of (i) the aggregate number of outstanding primary shares of Common Stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such Person) and (ii) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (ii) of the preceding sentence shall be determined by the Board of Directors of Centennial or the Company in good faith and evidenced by a resolution of the Board of Directors filed with the Trustee.

          "Trading Day," with respect to a securities exchange or automated quotation system, means a day on which such exchange or system is open for a full day of trading.

          "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth on the face of the form of Security attached hereto as Exhibit A.

          "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

          "Trust Officer" means any officer within the corporate trust division (or any successor group) of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by the Persons who at that time shall be such officers assigned and duly authorized by the Trustee to administer its corporate trust matters hereunder, and also means, with respect to a particular corporate trust matter hereunder, any other officer of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

          "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "Unrestricted Subsidiary" means any Subsidiary of the Company (other than a Guarantor) designated as such pursuant to and in compliance with Section 4.17.

          "U.S. Government Obligations" means (a) any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (b) any depositary receipt issued by a bank as custodian with respect to any U.S. Government Obligation which is specified in clause (a) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

          "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts.

          "Voting Stock" with respect to a Person means Capital Stock of such Person having generally the right to vote in the election of a majority of the directors of such Person or having generally the right to vote with respect to the organizational matters of such Person.

          "Weighted Average Life" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

          "Welsh Carson" means Welsh, Carson, Anderson & Stowe VIII, L.P. and affiliates of the foregoing that are directly or indirectly controlling or controlled by Welsh, Carson, Anderson & Stowe VIII, L.P. or under direct or indirect common control with Welsh, Carson, Anderson & Stowe VIII, L.P.

          SECTION 1.2. Incorporation by Reference of TIA.

          Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Securities.

          "indenture securityholder" means a Holder or a Securityholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company and any other obligor on the Securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

          SECTION 1.3. Rules of Construction.

          Unless the context otherwise requires:

          (l) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) words in the singular include the plural, and words in the plural include the singular;

          (5) provisions apply to successive events and transactions;

          (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (7) references to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise; and

          (8) whenever in this Indenture or the Securities it is provided that the principal amount with respect to a Security shall be paid, such provision shall be deemed to require (whether or not so expressly stated) the simultaneous payment of any accrued and unpaid interest to the date of payment on such Security payable pursuant to paragraph 1 of the Securities.

                                   ARTICLE II
                                 THE SECURITIES

          SECTION 2.1. Form and Dating.

          The Securities and the Trustee's certificate of authentication in respect thereof shall be substantially in the form of Exhibit A hereto, which
Exhibit is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Issuers shall approve the form of the Securities and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Security attached as Exhibit A hereto shall be delivered in writing to the Trustee. Each Security shall be dated the date of its authentication.

          The terms and provisions contained in the forms of Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          SECTION 2.2. Execution and Authentication.

          Two Officers shall sign, or one Officer shall sign and one Officer shall attest to, the Securities for each of the Issuers by manual or facsimile signature.

          If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless and the Issuers shall nevertheless be bound by the terms of the Securities and this Indenture.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security but such signature shall be conclusive evidence that the Security has been authenticated pursuant to the terms of this Indenture.

          The Trustee shall authenticate Initial Securities for original issue in the aggregate principal amount of up to $370,000,000 and shall authenticate Exchange Securities for original issue in the aggregate principal amount of up to $370,000,000, in each case upon a written order of the Issuers; provided that such Exchange Securities shall be issuable only upon the valid surrender for cancellation of Initial Securities of a like aggregate principal amount in accordance with the Registration Rights Agreement. The written order of the Issuers shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $370,000,000, except as provided in Section 2.7. Upon the written order of the Issuers, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of either Issuer.

          The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuers, any Affiliate of the Issuers, or any of their respective Subsidiaries.

          Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. Interest shall be payable in the manner and at the times specified in the form of Securities attached hereto.

          SECTION 2.3. Registrar and Paying Agent.

          The Issuers shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent") and where notices and demands to or upon the Issuers in respect of the Securities may be served. The Company may act as Registrar or Paying Agent, except that, for the purposes of Articles III, VIII, XI and Section 4.14 and as otherwise specified in this Indenture, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuers may have one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. The Issuers hereby initially appoint the Trustee as Registrar and Paying Agent, and the Trustee hereby agrees so to act.

          The Issuers shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuers shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such.

          The Issuers initially appoint The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Securities.

          The Issuers initially appoint the Trustee to act as Securities Custodian with respect to the Global Securities.

          SECTION 2.4. Paying Agent to Hold Assets in Trust.

          The Issuers shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Securities (whether such assets have been distributed to it by the Issuers or any other obligor on the Securities), and shall promptly notify the Trustee in writing of any Default in making any such payment. If either of the Issuers or a Subsidiary of the Issuers acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Issuers at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any Payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuers to the Paying Agent, the Paying Agent (if other than the Company) shall have no further liability for such assets.

          SECTION 2.5. Securityholder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee reasonably may require of the names and addresses of Holders.

          SECTION 2.6. [INTENTIONALLY OMITTED].

          SECTION 2.7. Replacement Securities.

          If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Trustee, to the Trustee to the effect that the Security has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Issuers, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Issuers and the Trustee, to protect the Issuers, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Issuers may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security.

          Every replacement Security is an additional obligation of the Issuers.

          SECTION 2.8. Outstanding Securities.

          Securities outstanding at any time are all the Securities that have been authenticated by the Trustee (including any Security represented by a Global Security) except those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee hereunder and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security, except as provided in Section 2.9.

          If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.7.

          If on a Redemption Date or the Maturity Date the Paying Agent (other than the Company or an Affiliate of a Company) holds cash sufficient to pay all of the principal and interest due on the Securities payable on that date and payment of the Securities called for redemption or payable on such Maturity Date is not otherwise prohibited pursuant to this Indenture, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

          SECTION 2.9. Treasury Securities.

          In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, Securities owned by the Company or Affiliates of the Company shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Securities that the Trustee knows are so owned shall be disregarded.

          SECTION 2.10. Temporary Securities.

          Until definitive Securities are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuers reasonably and in good faith consider appropriate for temporary Securities. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as permanent Securities authenticated and delivered hereunder.

          SECTION 2.11. Cancellation.

          The Issuers at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall cancel and, at the written direction of the Issuers, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.7, the Issuers may not issue new Securities to replace Securities that have been paid or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 2.11, except as expressly permitted in the form of Securities and as permitted by this Indenture.

          SECTION 2.12. Defaulted Interest.

          Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on Record Date for such interest.

          Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted interest (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant Record Date, and such Defaulted Interest may be paid by the Issuers, at their election in each case, as provided in clause (1) or (2) below:

          (1) The Issuers may elect to make payment of any Defaulted Interest to the persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuers shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee an amount of cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such cash when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuers of such Special Record Date and, in the name and at the expense of the Issuers, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities (or their respective predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

          (2) The Issuers may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuers to the Trustee of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee in its sole discretion.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

          SECTION 2.13. Registration, Registration of Transfer and Exchange.

          The Issuers shall cause the Trustee to keep, so long as it is the Security Registrar, at the Corporate Trust Office of the Trustee, or such other office as the Trustee may designate, a register (the register maintained in such office or in any other office or agency designated pursuant to Section 4.2 being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as the Security Registrar may prescribe, the Issuers shall provide for the registration of Securities and of transfers of Securities. The Trustee shall initially be the "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided. The Issuers may change the Security Registrar or appoint one or more co-Security Registrars without notice.

          Upon surrender for registration of transfer of any Security at the office or agency of the Issuers designated pursuant to Section 4.2, the Issuers shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series of any authorized denomination or denominations, of a like aggregate principal amount.

          Furthermore, any Holder of the Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in a Security shall be required to be reflected in a book entry.

          At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Issuers shall execute, and the Trustee shall authenticate and deliver, Securities of the same series which the Holder making the exchange is entitled to receive; provided that no exchange of Series A Securities for Series B Securities shall occur until an Exchange Offer Registration Statement shall have been declared effective by the Commission and that the Series A Securities exchanged for the Series B Securities shall be canceled.

          All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuers, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

          Every Security presented or surrendered for registration of transfer, or for exchange, repurchase or redemption, shall (if so required by the Issuers or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made to a Holder for any registration of transfer, exchange or redemption of Securities, except for any tax or other governmental charge that may be imposed in connection therewith, other than all exchanges pursuant to Section 2.1, 2.2, 2.7, 2.10, 2.13, 3.7, 4.14, 9.5 or 11.1
not involving any transfer.

          The Issuers shall not be required (a) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Securities selected for redemption under Section 3.3 and ending at the close of business on the day of such mailing or (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of Securities being redeemed in part.

          Every Security shall be subject to the restrictions on transfer provided in the legend required to be set forth on the face of each Security as indicated on the form of Security attached hereto as Exhibit A, and the restrictions set forth in this Section 2.13, and the Holder of each Security, by such Holder's acceptance thereof (or interest therein), agrees to be bound by such restrictions on transfer.

          Except as provided in the preceding paragraph, any Security authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Global Security, whether pursuant to this Section 2.13,
Section 2.7, 2.10, 3.7 or 9.5 or otherwise, shall also be a Global Security and bear the legend indicated on the form of Security attached hereto as Exhibit A.

          SECTION 2.14. Book Entry Provisions for Global Securities.

          (a) Each Global Security initially shall (i) be registered in the name of the Depositary for such Global Security or the nominee of such Depositary,
(ii) be deposited with, or on behalf of, the Depositary or with the Trustee as custodian for such Depositary and (iii) bear legends indicated on the form of Security attached hereto as Exhibit A.

          Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Security, and the Depositary may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

          (b) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (i) such Depositary (A) has notified the Issuers that it is unwilling or unable to continue as Depositary for such Global Security or (B) has ceased to be a clearing agency registered as such under the Exchange Act, and in either case the Issuers fail to appoint a successor Depositary, (ii) the Issuers, at their option, execute and deliver to the Trustee a Company Order stating that it elects to cause the issuance of the Securities in certificated form and that all Global Securities shall be exchanged in whole for Securities that are not Global Securities (in which case such exchange shall be effected by the Trustee) or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to such Global Security.

          (c) If any Global Security is to be exchanged for other Securities or canceled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Security Registrar, for exchange or cancellation as provided in this Article Two. If any Global Security is to be exchanged for other Securities or canceled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, then either (i) such Global Security shall be so surrendered for exchange or cancellation as provided in this Article Two or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Security Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Security, the Trustee shall, subject to this Section 2.14(c) and as otherwise provided in this Article Two, authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Issuers shall promptly make available to the Trustee a reasonable supply of Securities that are not in the form of Global Securities. The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article Two if such order, direction or request is given or made in accordance with the Applicable Procedures.

          (d) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article Two or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

          (e) The Depositary or its nominee, as registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under this Indenture and the Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner's beneficial interest in a Global Security will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members.

          SECTION 2.15. Special Transfer and Exchange Provisions.

          (a) Certain Transfers and Exchanges. Transfers and exchanges of Securities and beneficial interests in a Global Security of the kinds specified in this Section 2.15 shall be made only in accordance with this Section 2.15.

               (i) Rule 144A Global Security to Regulation S Global Security

               If the owner of a beneficial interest in the Rule 144A Global Security wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Regulation S Global Security, such transfer may be effected only in accordance with the provisions of this paragraph and paragraph (iv) below and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of (a) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Regulation S Global Security in a specified principal amount be credited to a specified Agent Member's account and that a beneficial interest in the Rule 144A Global Security in an equal principal amount be debited from another specified Agent Member's account and (b) a Regulation S Certificate in the form of Exhibit B hereto, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Rule 144A Global Security or his attorney duly authorized in writing, then the Trustee, as Security Registrar but subject to paragraph (iv) below, shall reduce the principal amount of the Rule 144A Global Security and increase the principal amount of the Regulation S Global Security by such specified principal amount as provided in Section 2.14(c).

               (ii) Regulation S Global Security to Rule 144A Global Security

               If the owner of a beneficial interest in the Regulation S
          Global Security wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Rule 144A Global Security, such transfer may be effected only in accordance with this paragraph (ii) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of (a) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Rule 144A Global Security in a specified principal amount be credited to a specified Agent Member's account and that a beneficial interest in the Regulation S Global Security in an equal principal amount be debited from another specified Agent Member's account and (b) if such transfer is to occur during the Restricted Period, a Restricted Securities Certificate in the form of Exhibit C hereto, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Regulation S Global Security or his attorney duly authorized in writing, then the Trustee, as Security Registrar, shall reduce the principal amount of the Regulation S Global Security and increase the principal amount of the Rule 144A Global Security by such specified principal amount as provided in Section 2.14(c).

               (iii) Exchanges between Global Security and Non-Global Security

               A beneficial interest in a Global Security may be exchanged for a Security that is not a Global Security as provided in Section 2.15(b); provided that, if such interest is a beneficial interest in the Rule 144A Global Security, or if such interest is a beneficial interest in the Regulation S Global Security and such exchange is to occur during the Restricted Period, then such interest shall bear the Private Placement Legend (subject in each case to Section 2.15(b)).

               (iv) Regulation S Global Security to be Held Through Euroclear or Cedel during Restricted Period

               The Issuers shall use their best efforts to cause the Depositary to ensure that, until the expiration of the Restricted Period, beneficial interests in the Regulation S Global Security may be held only in or through accounts maintained at the Depositary by Euroclear or Cedel (or by Agent Members acting for the account thereof), and no person shall be entitled to effect any transfer or exchange that would result in any such interest being held otherwise than in or through such an account; provided that this paragraph (iv) shall not prohibit any transfer or exchange of such an interest in accordance with paragraph (ii) above. Notwithstanding anything otherwise stated herein, during the Restricted Period, holders of beneficial interests in the Regulation S Global Security may not transfer such interest to a person that takes delivery thereof in the form of an interest in the Rule 144A Global Security; upon the expiration of the Restricted Period, such interest in the Regulation S Global Security may be transferred to a person who takes delivery in the form of an interest in the Rule 144A Global Security provided that (for persons other than distributors (as defined in Regulation S)) such person delivers a certificate in the Form of Exhibit B hereto to the Trustee.

          (b) Private Placement Legends

          Rule 144A Securities and their Successor Securities and Regulation S Securities and their Successor Securities shall bear a Private Placement Legend, subject to the following:

               (i) subject to the following clauses of this Section 2.15(b), a Security or any portion thereof which is exchanged, upon transfer or otherwise, for a Global Security or any portion thereof shall bear the Private Placement Legend borne by such Global Security while represented thereby;

               (ii) subject to the following clauses of this Section 2.15(b), a new Security which is not a Global Security and is issued in exchange for another Security (including a Global Security) or any portion thereof, upon transfer or otherwise, shall bear the Private Placement Legend borne by such other Security;

               (iii) Exchange Securities, and all other Securities sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act, together with their respective Successor Securities, shall not bear a Private Placement Legend;

               (iv) at any time after the Securities may be freely transferred without registration under the Securities Act or without being subject to transfer restrictions pursuant to the Securities Act, a new Security which does not bear a Private Placement Legend may be issued in exchange for or in lieu of a Security (other than a Global Security) or any portion thereof which bears such a legend if the Trustee has received an Unrestricted Securities Certificate substantially in the form of Exhibit D hereto, satisfactory to the Trustee and duly executed by the Holder of such legended Security or his attorney duly authorized in writing, and after such date and receipt of such certificate, the Trustee shall authenticate and deliver such a new Security in exchange for or in lieu of such other Security as provided in this Article II;

               (v) a new Security which does not bear a Private Placement Legend may be issued in exchange for or in lieu of a Security (other than a Global Security) or any portion thereof which bears such a legend if, in the Issuers' judgment, placing such a legend upon such new Security is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, at the direction of the Issuers, shall authenticate and deliver such a new Security as provided in this Article II; and

               (vi) notwithstanding the foregoing provisions of this Section 2.15(b), a Successor Security of a Security that does not bear a particular form of Private Placement Legend shall not bear such form of legend unless the Issuers have reasonable cause to believe that such Successor Security is a "restricted security" within the meaning of Rule 144, in which case the Trustee, at the direction of the Issuers, shall authenticate and deliver a new Security bearing a Private Placement Legend in exchange for such Successor Security as provided in this Article II.

          By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

          The Security Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.14 or this Section
2.15. The Issuers shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

          In the event that Regulation S is amended during the term of this Indenture to alter the applicable holding period, all reference in this Indenture to a holding period for Non-U.S. Persons will be deemed to include such amendment.

          SECTION 2.16. CUSIP Numbers.

          Neither the Issuers nor the Trustee shall have any responsibility for any defect in the CUSIP number that appears on any Security, check, advice of payment or redemption notice, and any such document may contain a statement to the effect that CUSIP numbers have been assigned by an independent service for convenience of reference and that neither the Issuers nor the Trustee shall be liable for any inaccuracy in such numbers.

                                   ARTICLE III
                                   REDEMPTION

          SECTION 3.1. Rights of Redemption.

          (a) In addition to the provisions of Sections 4.14 and 11.1 hereof, the Securities are subject to redemption at any time on or after December 15, 2003, at the option of the Issuers, in whole or in part, subject to the conditions, and at the Redemption Prices, specified in the form of Security attached hereto as Exhibit A, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date).

          (b) In addition, at any time after consummation of the Merger and prior to December 15, 2001, the Issuers, at their option, may use the net cash proceeds of one or more Public Equity Offerings or Strategic Equity Offerings in a single transaction or a series of related transactions to redeem up to an aggregate of 35% of the aggregate principal amount of Securities originally issued under this Indenture at a redemption price equal to 110.75% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date); provided that at least 65% of the initial aggregate principal amount of Securities remains outstanding immediately after the occurrence of such redemption; provided, further, that any such redemption with respect to a Strategic Equity Offering may not occur in connection with or after the occurrence of a Change of Control; provided, further, that any such net proceeds received by Centennial or any other direct or indirect parent of the Company are first contributed to the Company as a capital contribution prior to such redemption. In order to effect the foregoing redemption, the Issuers must mail a notice of redemption no later than 30 days after the closing of the related Public Equity Offering or Strategic Equity Offering and must consummate such redemption within 60 days of the closing of the Public Equity Offering or Strategic Equity Offering.

          (c) In addition, the Securities may be redeemed upon a Change of Control at any time prior to December 15, 2003, at the option of the Issuers, in whole and not in part, within 60 days of such Change of Control at a redemption price equal to (i) 100% of the principal amount of the Securities, plus (ii) accrued interest to the redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date) plus (iii) the Applicable Premium, if any. In no event will the redemption price of the Securities be less than 105.375% (the Redemption Price for the Securities on December 15, 2003) of the principal amount of the Securities, plus accrued interest to the applicable Redemption Date.

          SECTION 3.2. Notices to Trustee.

          If the Issuers elect to redeem Securities pursuant to Paragraph 5 of the Securities, or are required to redeem Securities pursuant to Section 3.8 of this Indenture or Paragraph 13 of the Securities, they shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed and whether they want the Trustee to give notice of redemption to the Holders.

          If the Issuers elect to reduce the principal amount of Securities to be redeemed pursuant to Paragraph 5 of the Securities by crediting against any such redemption Securities they have not previously delivered to the Trustee for cancellation, they shall so notify the Trustee of the amount of the reduction and deliver such Securities with such notice, provided that no Initial Securities received by the Issuers in exchange for Exchange Securities may be made the basis for such credit.

          The Issuers shall give each notice to the Trustee provided for in this
Section 3.2 at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee). Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

          SECTION 3.3. Selection of Securities to Be Redeemed.

          If less than all of the Securities are to be redeemed pursuant to Paragraph 5 thereof, and in the case of a redemption pursuant to Section 3.8 of this Indenture or Paragraph 13 of the Securities, the Trustee shall select the Securities or portions thereof for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or if the Securities are not so listed, on a pro rata basis, by lot or by any other manner as the Trustee shall determine to be fair and appropriate; provided, that any such redemption pursuant to the provisions relating to a Public Equity Offering or a Strategic Equity Offering shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of any applicable Depositary, legal and stock exchange requirements. The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Issuers in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. The Securities may be redeemed in part pursuant to this
Section 3.3 in multiples of $1,000 only. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

          SECTION 3.4. Notice of Redemption.

          At least 30 days and not more than 60 days before a Redemption Date (other than in connection with a Special Mandatory Redemption, which only requires no less than seven days' and no more than 20 days' notice), the Issuers shall mail a notice of redemption by first-class mail, postage prepaid, to the Trustee and each Holder whose Securities are to be redeemed to such Holder's last address as then shown upon the books of the Registrar. At the Issuers' request, the Trustee shall give the notice of redemption in the Issuers' names and at the Issuers' expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

          (1)  the Redemption Date;

          (2) the Redemption Price, including the amount of accrued and unpaid interest, if any, to be paid upon such redemption;

          (3)  the name, address and telephone number of the Paying Agent;

          (4) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

          (5) that, unless (a) the Issuers default in their obligation to deposit cash with the Paying Agent in accordance with Section 3.6 hereof or (b) such redemption payment is prohibited pursuant to this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price, including any accrued and unpaid interest to the Redemption Date, upon surrender to the Paying Agent of the Securities called for redemption and to be redeemed;

          (6) if any Security is being redeemed in part, the portion of the principal amount, equal to $1,000 or any integral multiple thereof, of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

          (7) if less than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

          (8)  the CUSIP number of the Securities to be redeemed; and

          (9) that the notice is being sent pursuant to this Section 3.4 and pursuant to the optional redemption provisions of Paragraph 5 of the Securities or pursuant to the mandatory redemption provisions of Section 3.8 of this Indenture and Paragraph 13 of the Securities.

          SECTION 3.5. Effect of Notice of Redemption.

          Once notice of redemption is mailed in accordance with Section 3.4, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, including any accrued and unpaid interest to the

Redemption Date. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, including interest, if any, accrued and unpaid to the Redemption Date; provided that if the Redemption Date is after a regular Record Date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Securities registered on the relevant Record Date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

          SECTION 3.6. Deposit of Redemption Price.

          By 10:00 a.m. on, or prior to, the Redemption Date, the Issuers shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company) cash sufficient to pay the Redemption Price of, including any accrued and unpaid interest on, all Securities to be redeemed on such Redemption Date (other than Securities or portions thereof called for redemption on that date that have been delivered by the Issuers to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any cash so deposited which is not required for that purpose.

          If the Issuers comply with the preceding paragraph and the other provisions of this Article III and payment of the Securities called for redemption is not prohibited under this Indenture, interest on the Securities to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Securities are presented for payment. Notwithstanding anything herein to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 4.1 hereof and the Securities.

          SECTION 3.7. Securities Redeemed in Part.

          Upon surrender of a Security that is to be redeemed in part, the Issuers shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge to the Holder, a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.

          SECTION 3.8. Special Mandatory Redemption.

          (a) In addition to any payments required by Section 11.1 hereof, upon the earlier to occur (such earlier date (after giving effect to any permitted extension as provided in clause (ii)) being referred to as the "Escrow Draw Date") of (i) termination of the Merger Agreement and (ii) 60 days after the Issue Date if the Initial Escrow Funds (as defined in the Pledge and Escrow Agreement) have not been released by that time (provided that the 60-day period may be extended at the option of the Company on or prior to the 50th day after the Issue Date up to an additional 30 days if (a) the Company shall have increased the amount of cash by an additional amount (to be reasonably determined by the Initial Purchasers on the same basis as the determination of the Additional Escrow Amount) in the Initial Escrow and Pledge Account for the benefit of the holders of the Securities, (b) the basis under which the Merger Agreement is not satisfied on such 60th day relates to pending governmental or regulatory approval or effectiveness of stockholder approval, (c) the lenders under the Credit Facility shall, in their discretion, have extended their commitment to lend to no earlier than the date to which the escrow has been extended and (d) the Company shall have issued a press release on or prior to the 50th day after the Issue Date in a commercially reasonable manner and notified the Trustee with respect to such extension of the escrow period (clauses (a) through (d) being referred to herein as the "Extension Condition")), the Issuers shall redeem all of the outstanding Securities upon at least seven (7) (and no more than twenty (20)) days' prior written notice to the Holders with the Initial Escrow Funds delivered to the Paying Agent pursuant to the terms of the Pledge and Escrow Agreement, at a redemption price equal to the Special Redemption Price, plus accrued and unpaid interest, if any, to the date of redemption (the "Special Mandatory Redemption").

          (b) Once a date for any such redemption has been publicly announced, it shall not be changed. The Trustee shall promptly notify the Holders of the date fixed for any redemption pursuant to this Section 3.8.

          (c) "Special Redemption Price" means, with respect to any Securities as of any date of redemption with respect thereto, an amount equal to 101% of the principal amount plus accrued and unpaid interest, if any, to the date of redemption.

          (d) Other than as specifically provided in this Section 3.8, any redemption pursuant to this Section 3.8 shall be made pursuant to the provisions of Section 3.1 through 3.7 hereof.

                                   ARTICLE IV
                                    COVENANTS

          SECTION 4.1. Payment of Securities.

          The Issuers shall pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities. An installment of principal of, premium, if any, or interest on the Securities shall be considered paid by the Issuers on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds for the benefit of the Holders, on or before 10:00 a.m. New York City time on that date, cash deposited and designated for and sufficient to pay the installment. The Issuers shall pay interest on overdue principal, premium, if any, and on overdue installments of interest at the rate specified in the Securities compounded semi-annually, to the extent lawful.

          SECTION 4.2. Maintenance of Office or Agency.

          The Issuers shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuers in respect of the Securities and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.2. The Issuers may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Issuers hereby initially designate the Corporate Trust Office of the Trustee at 450 West 33rd Street, New York, New York 10001 as such office.

          SECTION 4.3. Limitation on Restricted Payments.

          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment, if, immediately prior or after giving effect thereto (a) a Default or an Event of Default would exist, (b) the Company would not be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Annual Operating Cash Flow Ratio provision set forth in the second paragraph of Section 4.11 or (c) the aggregate amount of all Restricted Payments made by the Company and its Restricted Subsidiaries, including such proposed Restricted Payment (if not made in cash, then the Fair Market Value of any property used therefor) from and after the Issue Date and on or prior to the date of such Restricted Payment, shall exceed the sum of (i) the amount determined by subtracting (x) 1.75 times the aggregate Consolidated Interest Expense of the Company for the period (taken as one accounting period) from the first day of the first quarter commencing after the Issue Date to the last day of the last full fiscal quarter prior to the date of the proposed Restricted Payment (the "Computation Period") from (y) Operating Cash Flow of the Company for the Computation Period, plus (ii) the aggregate Net Proceeds received by the Company from the sale (other than to a Subsidiary of the Company) of its Qualified Capital Stock after the Issue Date and on or prior to the date of such Restricted Payment (other than any such Net Proceeds received by the Company in connection with the financing of the Merger) and in any case other than Excluded Contributions, Excluded Cash Contributions and Investment Equity), plus (iii) 100% of the aggregate amount of non-recourse contributions to the capital of the Company since the Issue Date (in any case other than Excluded Contributions, Excluded Cash Contributions and Investment Equity), plus (iv) to the extent not otherwise included in clauses (i) - (ii), above, an amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from payments of dividends, repayment of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary of the Company from Unrestricted Subsidiaries, or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments").

          Notwithstanding the foregoing, the provisions set forth in clauses (b) or (c) of the immediately preceding paragraph will not prohibit (and the provision set forth in clause (a) of the immediately preceding paragraph will not prohibit the payment described in clause (i)) (i) the payment of any dividend within 60 days after the date of its declaration if such dividend could have been made on the date of its declaration in compliance with the foregoing provisions, (ii) the redemption, defeasance, repurchase or other acquisition or retirement of any Indebtedness or Capital Stock of the Company or its Restricted Subsidiaries either in exchange for or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of Qualified Capital Stock (in the case of any redemption, defeasance, repurchase or other acquisition or retirement of any Subordinated Indebtedness or Capital Stock of the Company or its Restricted Subsidiaries) or Subordinated Indebtedness (in the case of any redemption, defeasance, repurchase or other acquisition or retirement of any Indebtedness of the Company or its Restricted Subsidiaries) of the Company, (iii) loans, advances, dividends or distributions by the Company to Centennial in order to fund the payment of the management or other similar fees to equity investors (or their Affiliates) in Centennial permitted by Section 4.10 (iv) the purchase, redemption or other acquisition or retirement for value of Capital Stock of Centennial (or loans, advances, dividends, or distributions by the Company to Centennial to fund the foregoing) from employees, former employees, directors, former directors, consultants and former consultants of Centennial or any of its Subsidiaries pursuant to the terms of the agreements pursuant to which such Capital Stock was acquired in an amount not to exceed $2.5 million in the aggregate in any calendar year (with unused amounts in any calendar year being carried over to the next two succeeding calendar years; provided, further, that such amount in any calendar year may be increased by an amount not to exceed (a) the cash proceeds from the sale of Capital Stock to members of management, directors or consultants that occurs after the Issue Date plus (b) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date; (v) repurchases of Capital Stock of the Company deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options, (vi) loans, advances, dividends or distributions by the Company to Centennial to fund the acquisition, repurchase or other repayment in respect of Centennial's Common Shares, Class B Shares, Convertible Preferred Stock, par value $.01 per share, Second Series Convertible Preferred Stock, par value $.01 per share, or options or warrants to purchase any of the foregoing, in each case pursuant to the Merger Agreement; (vii) loans, advances, dividends or distributions by the Company to Centennial not to exceed an amount necessary to permit Centennial to pay (a) its costs (including all professional fees and expenses) incurred to comply with its reporting obligations under federal or state laws or under this Indenture, (b) its other operational expenses (other than taxes) incurred in the ordinary course of business and not exceeding $1 million in any fiscal year (with unused amounts in any fiscal year being carried over to the next two succeeding fiscal years) and (c) its then currently due taxes attributable solely on account of the Company and its subsidiaries (as a consolidated, combined or unitary filing group) or on account of the income of Centennial related to its investment in the Company and its subsidiaries payable pursuant to a tax sharing agreement between Centennial and the Company and its subsidiaries and the reasonable expenses of preparing returns reflecting such taxes (not to exceed in any event the amount of tax that the Company and the Restricted Subsidiaries would otherwise pay if not part of such filing group), provided that Centennial agrees to be obligated to contribute to the Company any refund Centennial receives relating to any such taxes; (viii) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness (other than Disqualified Capital Stock) (a "refinancing") through the substantially concurrent issuance of new Subordinated Indebtedness of the Company, provided that any such new Subordinated Indebtedness (1) shall be in a principal amount that does not exceed the principal amount so refinanced (or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing; (2) has a final maturity date later than the final maturity date of, and has a Weighted Average Life equal to or greater than the Weighted Average Life of, the

Indebtedness to be refinanced; and (3) is expressly subordinated in right of payment to the Securities at least to the same extent as the Subordinated Indebtedness to be refinanced; (ix) loans, advances, dividends or distributions by the Company to Centennial in an amount no greater than the current quarterly interest payments then due on the Mezzanine Financing as in effect on the Issue Date; provided that in no event shall such amount exceed the aggregate amount of Cash from Minority Cellular Investment Interests received by the Company net of all taxes (on a consolidated basis) or capital contributions required to be paid in respect thereof; and provided further that with respect to any loans, advances, dividends or distributions after the first anniversary of the Issue Date and after giving effect thereto, the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Annual Operating Cash Flow Ratio test contained in the second paragraph of Section 4.11; (x) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Capital Stock of the Company or any Preferred Stock of its Restricted Subsidiaries issued or incurred in accordance with Section 4.11;
(xi) the payment of dividends on the Company's common stock following the first initial public offering of Centennial's or the Company's common stock after the Issue Date, of up to 6% per annum of the net cash proceeds received by the Company in such public offering or contributed by Centennial to the Company from the net cash proceeds of an equity offering by Centennial; (xii) loans, advances, dividends or distribution by the Company to Centennial to fund the repurchase, retirement or other acquisition for value of Capital Stock of Centennial in existence on the Issue Date after the Merger (which shall not exceed 7.1% of the outstanding Capital Stock of Centennial prior to the Merger) and which are not held by Welsh Carson, Blackstone or their respective Affiliates or any members of management of Centennial or the Company or any of their Subsidiaries (including any Capital Stock issued in respect of such Capital Stock as a result of a stock split, recapitalization, merger, combination, consolidation or otherwise) provided that (A) the amount per share paid under this clause (xii) shall not exceed $41.50 per share (as such amount shall be adjusted as determined in good faith by the Board of Directors of the Company for stock splits, stock dividends, recapitalizations, stock recombinations, mergers, reverse stock splits, consolidations or similar transactions) and (B) after giving effect thereto, the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Annual Operating Cash Flow Ratio test contained in the second paragraph of
Section 4.11; (xiii) Investments made with Excluded Contributions; and (xiv) other Restricted Payments in an aggregate amount not to exceed $2 million.

          In determining the aggregate amount expended for Restricted Payments in accordance with clause (c) of the first paragraph of this Section 4.3, 100% of the amounts expended under clauses (i), (ii) (to the extent the Net Proceeds from the concurrent sale of Qualified Capital Stock has been added to the aggregate Net Proceeds calculation pursuant to clause (ii) of the first paragraph of this Section 4.3), (iv), (v), (x), (xi) and (xii) of the immediately preceding paragraph shall be deducted.

          Notwithstanding anything contained in this Section 4.3, prior to the Merger, the Company, Finance Corp. and their Subsidiaries shall not make any Restricted Payments (other than pursuant to clause (vi) of the second preceding paragraph).

          SECTION 4.4. Corporate Existence.

          Subject to Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each of them and the rights (charter and statutory) and corporate franchises of the Company and each of the Company's Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve, with respect to itself, any right or franchise, and with respect to any Restricted Subsidiaries of the Company, any such existence, right or franchise, if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of such entity.

          SECTION 4.5. Payment of Taxes and Other Claims.

          Except with respect to items which are not material to the Company on a Consolidated basis, Finance Corp. and the Company shall, and the Company shall cause each of its Restricted Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon Finance Corp., the Company or any of the Company's Restricted Subsidiaries or any of their respective properties and assets and (ii) all lawful claims, whether for labor, materials, supplies, services or anything else, which have become due and payable and which by law have or may become a Lien upon the property and assets of Finance Corp., the Company or any of the Company's Restricted Subsidiaries; provided, however, that the Issuers shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

          SECTION 4.6. Maintenance of Properties and Insurance.

          Finance Corp. and the Company shall cause all material properties used or useful to the conduct of their respective business and the business of each of the Company's Restricted Subsidiaries to be maintained and kept in reasonably good condition, repair and working order (reasonable wear and tear excepted) and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section
4.6 shall prevent the Issuers from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is in the judgment of the Board of Directors of the Company, desirable in the conduct of the business of such entity.

          Finance Corp. and the Company shall each provide, or cause to be provided, for themselves and each of the Company's Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Issuers is adequate and appropriate for the conduct of the business of Finance Corp., the Company and such Restricted Subsidiaries, with (except for self-insurance) reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods, in the reasonable, good faith opinion of the Issuers as are adequate and appropriate for the conduct of the business of Finance Corp., the Company and such Restricted Subsidiaries in a prudent manner for entities similarly situated in the industry, unless failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of Finance Corp. and its Restricted Subsidiaries or the Company or such Restricted Subsidiaries, as the case may be.

          SECTION 4.7. Compliance Certificate; Notice of Default.

          (a) The Issuers shall deliver to the Trustee within 120 days after the end of its respective fiscal year an Officers' Certificate (one of the signers being the principal executive officer, principal financial officer or principal accounting officer) complying with Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year, as applicable, has been made under the supervision of the signing Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under this Indenture and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Issuers or any Subsidiary of the Issuers to comply with any conditions or covenants in this Indenture and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date which currently is December 31.

          (b) The Issuers shall, so long as any of the Securities are outstanding, deliver to the Trustee, within five Business Days of becoming aware of any Default, Event of Default or fact which would prohibit the making of any payment to or by the Trustee in respect of the Securities, an Officers'

Certificate specifying such Default, Event of Default or fact and what action the Issuers are taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of any Default, any Event of Default or any such fact unless one of its Trust Officers receives notice thereof from the Issuers or any of the Holders.

          SECTION 4.8. Provision of Financial Statements.

          Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, so long as any Securities are outstanding, the Company will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) if it were so subject, such documents to be filed with the Commission on or prior to the date (the "Required Filing Date") by which the Company would have been required so to file such documents if it were so subject. The Company will also in any event (x) within 15 days of each Required Filing Date (whether or not prior to the 120th calendar day following the Merger Date) (i) transmit by mail to all holders, as their names and addresses appear in the security register, without cost to such holders and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to either of such Sections and (y) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective purchaser of Securities at the Company's cost. So long as any of the Securities remain outstanding, the Company will make available to any prospective purchaser of Securities or beneficial owner of Securities in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until such time as the Company has either exchanged the Securities for securities identical in all material respects which have been registered under the Securities Act or until such time as the holders thereof have disposed of such Securities pursuant to an effective registration statement under the Securities Act. The Company will be deemed to have satisfied the requirements set forth above if (a) Centennial prepares, files, mails and supplies reports and other documents prepared on a consolidated basis of the types required above, in each case within the applicable time periods, (b) the Company is not required to file such reports and other documents separately under the applicable rules and regulations of the Commission (after giving effect to any exemptive relief) because of the filings made by Centennial, (c) Centennial does not own assets in excess of $10 million other than the Capital Stock of the Company, and (d) Centennial does not have outstanding Indebtedness in excess of $10 million (other than indebtedness under the Mezzanine Financing and Indebtedness as to which the Company is also liable).

          SECTION 4.9. [INTENTIONALLY OMITTED].

          SECTION 4.10. Limitation on Transactions with Related Persons.

          The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction") involving in one or a series of related transactions an aggregate consideration in excess of $5.0 million, unless (a) such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and the Company delivers an Officer's Certificate to the Trustee certifying that such Affiliate Transaction complies with this clause (a) and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, the Company delivers to the Trustee a resolution adopted by the majority of the Disinterested Directors approving such Affiliate Transaction and set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with clause (a) above.

          The foregoing provisions will not apply to the following: (i) transactions between or among the Company and/or any of its Restricted Subsidiaries; (ii) Restricted Payments permitted by the provisions of this Indenture described above under Section 4.3; (iii) the payment of annual management, consulting, monitoring and advisory fees and related expenses to Welsh Carson, Blackstone and their respective Affiliates in an amount in any calendar year not to exceed the greater of (a) $1 million or (b) 1% of Annual Operating Cash Flow; (iv) the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary; (v) payments by the Company or any of its Restricted Subsidiaries to Welsh Carson, Blackstone and their respective Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the Board of Directors of the Company in good faith; (vi) transactions with respect to which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an investment banking firm of national standing stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view; (vii) payments or loans to employees or consultants which are approved by a majority of the Board of Directors of the Company in good faith; (viii) any agreement as in effect on the Issue Date or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders of the Securities in any material respect) or any transaction contemplated thereby; (ix) the existence of, or the performance by the

Company or any of its Restricted Subsidiaries of its obligations under the terms of, the Recapitalization Documents and any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party on the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause; (x) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders of the Securities in any material respect; (xi) the payment of all fees, expenses, bonuses and awards related to the Recapitalization including fees to Welsh Carson and Blackstone; and (xii) any payment pursuant to a tax sharing agreement between the Company and any other Person with which the Company is required or permitted to file a consolidated tax return or with which the Company is or could be part of a consolidated, combined or unitary group for tax purposes, which payments are not in excess of the tax liabilities attributable solely to the Company and its Restricted Subsidiaries (as a consolidated, combined or unitary group).

          SECTION 4.11. Limitation on Incurrence of Additional Indebtedness.

          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, issue, create, incur, assume, guarantee or otherwise directly or indirectly become liable for, or otherwise become responsible for, contingently or otherwise (individually or collectively, to "Incur" or, as appropriate, an "Incurrence"), any Indebtedness (including any Acquired Indebtedness). Neither the accrual of interest (including the issuance of "pay in kind" securities or similar instruments in respect of such accrued interest) pursuant to the terms of Indebtedness Incurred in compliance with this
Section 4.11, nor the accretion of original issue discount, nor the mere extension of the maturity of any Indebtedness shall be deemed to be an Incurrence of Indebtedness.

          Notwithstanding the foregoing, the Company and any Guarantor may Incur Indebtedness (including Acquired Indebtedness) and any Restricted Subsidiary may Incur Acquired Indebtedness if the Company's Annual Operating Cash Flow Ratio, after giving effect to the Incurrence of such Indebtedness and the application of the proceeds therefrom, would have been less than 8.25 to 1.0 at any time prior to December 31, 2000 and 7.5 to 1.0 thereafter.

          In addition, the foregoing limitations will not apply to the Incurrence of the following:

          (i) Indebtedness of the Company, any Guarantor or Centennial de Puerto Rico under the Credit Facility in an aggregate principal amount at any one time outstanding not to exceed $1.05 billion, reduced by permanent reductions in commitments in satisfaction of the Net Cash Proceeds application requirement set forth in Section 4.14; provided, that the aggregate principal amount of Indebtedness of Centennial de Puerto Rico pursuant to this clause (i) shall not exceed 25% of the principal amount which may be borrowed pursuant to this clause (i);

          (ii) Indebtedness of the Company (a) pursuant to the Securities or (b) existing on the Issue Date (other than under the Credit Facility);

          (iii) Indebtedness between the Company and any Restricted Subsidiary of the Company or between Restricted Subsidiaries of the Company, provided that, in the case of Indebtedness of the Company, such obligations shall be unsecured and subordinated in all respects to the Holders' rights pursuant to the Securities; provided, further, that with respect to any Indebtedness in excess of $250,000, any such Indebtedness is made pursuant to an intercompany note in the form attached to this Indenture as Exhibit F; provided, further, that (a) any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or a Restricted Subsidiary) shall be deemed to be an Incurrence of such Indebtedness by the obligor not permitted by this clause (iii), and
     (b) any transaction pursuant to which any Restricted Subsidiary, which has Indebtedness owing to the Company or any other Restricted Subsidiary, ceases to be a Restricted Subsidiary shall be deemed to be the Incurrence of Indebtedness by such Restricted Subsidiary that is not permitted by this clause (iii);

          (iv) Capitalized Lease Obligations and Purchase Money Indebtedness of the Company and any Restricted Subsidiary in an aggregate amount or aggregate principal amount, as the case may be, outstanding at any time not to exceed in the aggregate the greater of (x) $25 million and (y) 5% of the Company's Total Assets; provided that in the case of Purchase Money Indebtedness, such Indebtedness shall not constitute more than 100% of the cost (determined in accordance with GAAP) to the Company or such Restricted Subsidiary of the property purchased or leased with the proceeds thereof;

          (v) Indebtedness of the Company or any Restricted Subsidiary arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company to the extent none of the foregoing results in the obligation to repay an obligation for money borrowed by any Person;

          (vi) any guarantee by any Restricted Subsidiary of the Credit Facility or any other Indebtedness made in accordance with the provisions of Section 4.19;

          (vii) Indebtedness Incurred by the Company or any of its Restricted Subsidiaries in connection with the acquisition of a new Restricted Subsidiary, the majority of whose revenues for the most recent twelve months for which audited or unaudited financial statements are available are from a Related Business, or of property, businesses or assets which, or Capital Stock of a Person all or substantially all of whose assets, are of a type generally used in a Related Business; provided, that the principal amount (or accreted value, as applicable) of such Indebtedness, together with any other outstanding Indebtedness Incurred pursuant to this clause
     (vii), does not exceed $40 million in the aggregate at any one time outstanding; and provided, further, that the principal amount of Indebtedness that may be incurred pursuant to this clause (vii) and clause
     (xi) by any individual Restricted Subsidiary that is not a Guarantor shall not exceed $25 million in the aggregate at any one time outstanding;

          (viii) Indebtedness of the Company or any Restricted Subsidiary under standby letters of credit or reimbursement obligations with respect thereto issued in the ordinary course of business and consistent with industry practices; provided that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

          (ix) Interest Rate Protection Obligations relating to (A) Indebtedness of the Company or any Restricted Subsidiary (which Indebtedness is otherwise permitted to be Incurred under this Section 4.11) or (B) Indebtedness for which a lender has provided a commitment in an amount reasonably anticipated to be Incurred by the Company or any Restricted Subsidiary in the 12 months after such Interest Rate Protection Obligations has been Incurred; provided, however, that the notional principal amount of such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness (including Indebtedness subject to commitments) to which such Interest Rate Protection Obligations relate;

          (x) Currency Hedging Agreements relating to (A) Indebtedness of the Company or any Restricted Subsidiary and/or (B) obligations to purchase or sell assets or properties, in each case, incurred in the ordinary course of business of the Company or any Restricted Subsidiary; provided, however, that such Currency Hedging Agreements do not increase the Indebtedness or other obligations of the Company or any Restricted Subsidiary outstanding other than as a result of the fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (xi) Indebtedness of the Company or any Guarantor (other than as otherwise permitted pursuant to this Section 4.11) not to exceed $100 million in the aggregate at any one time outstanding; provided, that the

     Company's Restricted Subsidiaries that are not Guarantors may Incur up to $50 million in the aggregate at any one time outstanding of the $100 million of Indebtedness which may be Incurred pursuant to this clause (xi); and provided, further, that the principal amount of Indebtedness that may be Incurred pursuant to this clause (xi) and clause (vii) by any individual Restricted Subsidiary that is not a Guarantor shall not exceed $25 million in the aggregate at any one time outstanding;

          (xii) Refinancing Indebtedness Incurred to extend, renew, replace or refund Indebtedness permitted under the second paragraph of this covenant or clause (ii) of this paragraph (plus the lesser of (a) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or
     (b) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company reasonably incurred in connection with such refinancing); and

          (xiii) other Indebtedness of the Company or a Guarantor in an amount not greater than the aggregate amount of cash contributions made to the capital of the Company (other than in exchange for Disqualified Capital Stock); provided that the amount of such cash contributions ("Excluded Cash Contributions") are designated in an Officer's Certificate as Excluded Cash Contributions and shall not be included in the computation of the amount of Restricted Payments which the Company can make pursuant to Section 4.3.

          For purposes of determining compliance with this Section 4.11, in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (i) through
     (xiii) above or is entitled to be incurred pursuant to the second paragraph of this covenant, the Company may, in its sole discretion, classify such item of Indebtedness on the date of incurrence in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the second paragraph hereof.

          SECTION 4.12. Limitation on Restricting Subsidiary Dividends.

          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to pay dividends or make other distributions on the Capital Stock of any Restricted Subsidiary of the Company or pay or satisfy any obligation to the Company or any of its Restricted Subsidiaries or otherwise transfer assets or make or pay loans or advances to the Company or any of its Restricted Subsidiaries, except encumbrances and restrictions existing under (i) any applicable law or any governmental or administrative regulation or order,
(ii) Refinancing Indebtedness permitted under this Indenture, provided that the restrictions contained in the instruments governing such Refinancing

Indebtedness are no more restrictive in the aggregate than those contained in the instruments governing the Indebtedness being refinanced immediately prior to such refinancing, (iii) restrictions with respect solely to a Restricted Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, provided that such restrictions apply solely to the Capital Stock or assets being sold of such Restricted Subsidiary, (iv) restrictions contained in any agreement relating to a Person or real or tangible personal property acquired after the Issue Date which are not applicable to any Person or property, other than the Person or property so acquired and which were not put in place in connection with, or in contemplation of, such acquisition; (v) any agreement (other than those referred to in clause (iv)) of a Person acquired by the Company or a Restricted Subsidiary of the Company, which restrictions existed at the time of acquisition; (vi) contractual encumbrances or restrictions in effect on the Issue Date and customary encumbrances and restrictions contained in the security agreements related to the Credit Facility and encumbrances and restrictions which will be contained in the Credit Facility on the Merger Date as such encumbrances or restrictions may be amended, provided that such encumbrances or restrictions as amended are no more restrictive in the aggregate than those contained in the security agreements and the Credit Facility in effect on the Merger Date; (vii) this Indenture and the Securities; (viii) Purchase Money Indebtedness for property acquired in the ordinary course of business to the extent such encumbrance or restriction relates to the property underlying the Purchase Money Indebtedness; (ix) Indebtedness of Restricted Subsidiaries otherwise permitted to be incurred pursuant to the Section 4.11 and Section 4.13, which encumbrances or restrictions in the aggregate with all such previous encumbrances or restrictions do not restrict greater than 10% of the Company's Annual Operating Cash Flow on the date of incurrence of the Indebtedness; (x) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; (xi) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business to the extent such encumbrance and restriction relates to the activities and assets of such joint venture or similar entity and provided that the Annual Operating Cash Flow determined as of the date of execution of any such joint venture or similar agreement in all such joint ventures or similar entities which are subject to such encumbrances or restrictions do not exceed 10% of the Company's Annual Operating Cash Flow on the date of execution of such joint venture or similar agreement; or (xii) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business.

          SECTION 4.13. Limitation on Liens.

          The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create, incur or affirm any Lien of any kind securing any Pari Passu Indebtedness or Subordinated Indebtedness (including any assumption, guarantee or other liability with respect thereto by any Restricted Subsidiary) upon any property or assets (including any intercompany notes) of the Company or any Restricted Subsidiary owned on the date of this Indenture or acquired after the date of this Indenture, or any income or profits therefrom, unless the Securities are directly secured equally and ratably with (or, in the case of Subordinated Indebtedness, prior or senior thereto, with the same relative priority as the Securities shall have with respect to such Subordinated Indebtedness) the obligation or liability secured by such Lien except for Liens (A) securing any Indebtedness which became Indebtedness pursuant to a transaction permitted under Section 5.1 or securing Acquired Indebtedness which was created prior to (and not created in connection with, or in contemplation of) the incurrence of such Pari Passu Indebtedness or Subordinated Indebtedness (including any assumption, guarantee or other liability with respect thereto by any Restricted Subsidiary) and which Indebtedness is permitted under the provisions of Section 4.11 or (B) securing any Indebtedness incurred in connection with any refinancing, renewal, substitutions or replacements of any such Indebtedness described in clause (A), so long as the aggregate principal amount of Indebtedness represented thereby (or if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness plus any accreted value attributable thereto since the original issuance of such Indebtedness) is not increased by such refinancing by an amount greater than the lesser of (i) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (ii) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing, provided, however, that in the case of clauses (A) and (B), any such Lien only extends to the assets that were subject to such Lien securing such Indebtedness prior to the related acquisition by the Company or its Restricted Subsidiaries. Notwithstanding the foregoing, any Lien securing the Securities granted pursuant to this Section 4.13 shall be automatically and unconditionally released and discharged upon the release by the holders of the Pari Passu Indebtedness or Subordinated Indebtedness described above of their Lien on the property or assets of the Company or any Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at such time as the holders of all such Pari Passu Indebtedness or Subordinated Indebtedness also release their Lien on the property or assets of the Company or such Restricted Subsidiary, or upon any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien.

          SECTION 4.14. Limitation on Asset Sales and Sales of Subsidiary Stock.

          The Company will not, and will not permit any of its Restricted Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its property, businesses or assets, including by merger or consolidation or sale and leaseback transaction, and including any sale or other transfer or issuance of any Capital Stock of any Restricted Subsidiary of the Company, whether by the Company or a Restricted Subsidiary (an "Asset Sale"), unless (1)(a) within one year after the date of such Asset Sale, an amount equal to the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") are applied to the optional redemption of the Securities in accordance with the terms of this Indenture and other Indebtedness of the Company ranking on a parity with the Securities from time to time outstanding with similar provisions requiring the Company to make an offer to purchase or to redeem such Indebtedness with the proceeds from asset sales, pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Securities and such other Indebtedness then outstanding or to the repurchase of the Securities and such other Indebtedness pursuant to an irrevocable, unconditional offer (the "Asset Sale Offer") to repurchase such Indebtedness at a purchase price (the "Asset Sale Offer Price") of 100% of the principal amount thereof in the case of the Securities or 100% of the principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) of such Indebtedness, plus, in each case, accrued interest to the date of payment, made within one year of such Asset Sale, or (b) within one year of such Asset Sale, the Asset Sale Offer Amount is (i) invested (or committed, pursuant to a binding commitment subject only to reasonable, customary closing conditions, to be invested, and in fact is so invested, within an additional 90 days) in tangible assets and property (other than notes, obligations or securities), which in the good faith reasonable judgment of the Company are of a type used in a Related Business, or Capital Stock of a Person (which, if such Person becomes a Subsidiary of the Company by virtue of such Asset Sale, shall initially be designated a Restricted Subsidiary) all or substantially all of whose assets and property (in the good faith reasonable judgment of the Company) are of a type used in a Related Business (provided that, with respect to such Capital Stock, all of the requirements of the last proviso of clause (v) of the following paragraph shall have been satisfied) or (ii) used to permanently retire Senior Indebtedness of the Company or any Guarantor or Indebtedness of any Restricted Subsidiary (which is not a Guarantor), (2) with respect to any transaction or related series of transactions of securities, property or assets with an aggregate Fair Market Value in excess of $2,500,000, at least 75% of the value of consideration for the assets disposed of in such Asset Sale (excluding
(a) Senior Indebtedness under a bank credit facility (and any Refinancing Indebtedness issued to refinance any such Indebtedness) or any Indebtedness of a Restricted Subsidiary in each case that is assumed by a transferee which assumption permanently reduces the amount of Indebtedness outstanding on the

Issue Date and permitted to have been Incurred pursuant to Section 4.11 (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is permanently reduced by such amount), (b) Purchase Money Indebtedness secured exclusively by the assets subject to such Asset Sale which is assumed by a transferee and (c) marketable securities that are promptly converted into cash or Cash Equivalents) consists of cash or Cash Equivalents, provided that any cash or Cash Equivalents received within 12 months following any such Asset Sale upon conversion of any property or assets (other than in the form of cash or Cash Equivalents) received in consideration of such Asset Sale shall be applied promptly in the manner required of Net Cash Proceeds of any such Asset Sale as set forth above (provided further that the Company and its Restricted Subsidiaries shall not be required to receive any cash in connection with the transfer or contribution of assets to a joint venture), and (3) the Board of Directors of the Company determines in good faith that the Company or such Restricted Subsidiary, as applicable, would receive Fair Market Value in consideration of such Asset Sale. An Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset Sales not applied to the uses set forth in (1)(b) above exceeds $15,000,000 and that each Asset Sale Offer shall remain open for 20 Business Days following its commencement and no longer, except as otherwise required by applicable law (the "Asset Sale Offer Period"). Upon expiration of the Asset Sale Offer Period, the Company shall apply the Asset Sale Offer Amount, plus an amount equal to accrued interest to the purchase of all Indebtedness properly tendered (on a pro rata basis as described above if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the Asset Sale Offer Price (together with accrued interest).

          Notwithstanding the foregoing provisions of the prior paragraph:

         (i) the Company and its Restricted Subsidiaries may, in the ordinary course of business, convey, sell, lease, transfer, assign or otherwise dispose of assets acquired and held for resale in the ordinary course of business;

         (ii) the Company and its Restricted Subsidiaries may convey, sell, lease, transfer, assign or otherwise dispose of assets pursuant to and in accordance with Section 5.1;

         (iii) the Company and its Restricted Subsidiaries may sell or dispose of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company or such Restricted Subsidiary, as applicable;

         (iv) the Company and its Restricted Subsidiaries may convey, sell, lease, transfer, assign or otherwise dispose of assets to the Company or any of its Restricted Subsidiaries in accordance with the terms of this Indenture; and

         (v) the Company and its Restricted Subsidiaries may, in the ordinary course of business (or, if otherwise than in the ordinary course of business, in the case of exchanges in excess of $15 million upon receipt of a favorable written opinion by an independent financial advisor of national reputation as to the fairness from a financial point of view to the Company or such Restricted Subsidiary of the proposed transaction), exchange all or a portion of its property, businesses or assets for property, businesses or assets which, or Capital Stock of a Person all or substantially all of whose assets, are of a type used in the business of the Company on the date of this Indenture or a Related Business (provided that such Person shall initially be designated a Restricted Subsidiary if such Person becomes a Subsidiary of the Company by virtue of such Asset Sale), or a combination of any such property, businesses or assets, or Capital Stock of such a Person and cash or Cash Equivalents; provided that (i) a majority of the Disinterested Directors of the Board of Directors of the Company shall have approved a resolution of the Board of Directors that such exchange is fair to the Company or such Restricted Subsidiary, as the case may be, and (ii) any cash or Cash Equivalents received pursuant to any such exchange shall be applied in the manner applicable to Net Cash Proceeds from an Asset Sale as set forth pursuant to the provisions of the immediately preceding paragraph of this Section 4.14; and provided, further, that any Capital Stock of a Person received in an Asset Sale pursuant to this clause (v) shall be owned directly by the Company or a Restricted Subsidiary and, when combined with the Capital Stock of such Person already owned by the Company and its Restricted Subsidiaries, shall constitute a majority of the voting power and Capital Stock of such Person.

          Restricted Payments that are made in compliance with Section 4.3 shall not be deemed to be Asset Sales.

          Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws, and any provisions of this Indenture that conflict with such laws shall be deemed to be superseded by the provisions of such laws.

          The Company shall accumulate all Net Cash Proceeds and the aggregate amount of such accumulated Net Cash Proceeds not used for the purposes permitted and within the time provided by this Section 4.14 is referred to as the "Accumulated Amount."

          For purposes of this Section 4.14, "Minimum Accumulation Date" means each date on which the Accumulated Amount exceeds $5,000,000. Not later than 10 Business Days after each Minimum Accumulation Date, the Company will commence an Asset Sale Offer to the Holders and holders of other Indebtedness of the Company ranking pari passu in right of payment with the Securities from time to time outstanding with similar provisions requiring the Company to make an offer to purchase or to redeem such Indebtedness with the proceeds from asset sales to purchase, on a pro rata basis in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Securities and such other Indebtedness then outstanding, for cash, Securities and such other Indebtedness that will have an aggregate principal amount (and accreted value, as applicable) on the purchase date equal to the Accumulated Amount, at a purchase price equal to the Asset Sale Offer Price, plus accrued but unpaid interest, if any, to, and including, the date of purchase (the "Asset Sale Purchase Date"), which date shall be no later than 30 Business Days after the first date on which the Asset Sale Offer is required to be made. Notice of an Asset Sale Offer will be sent 20 Business Days prior to the close of business on the earlier of (a) the third Business Day prior to the Asset Sale Purchase Date and (b) the third Business Day following the expiration of the Asset Sale Offer (such earlier date being the "Final Put Date"), by first-class mail, by the Company to each Holder at its registered address, with a copy to the Trustee. The notice to the Holders will contain all information, instructions and materials required by applicable law or otherwise material to such Holders' decision to tender Securities pursuant to the Asset Sale Offer. The notice to Holders, which (to the extent consistent with this Indenture) shall govern the terms of the Asset Sale Offer, shall state:

          (1) that the Asset Sale Offer is being made pursuant to such notice and this Section 4.14;

          (2) the Asset Sale Offer Amount, the Asset Sale Offer Price (including the amount of accrued and unpaid interest), the Final Put Date, and the Asset Sale Purchase Date, which Asset Sale Purchase Date shall be on or prior to 40 Business Days following the Minimum Accumulation Date;

          (3) that any Security or portion thereof not tendered or accepted for payment will continue to accrue interest;

          (4) that, unless the Company defaults in depositing cash with the Paying Agent in accordance with the penultimate paragraph of this
               Section 4.14 or such payment is otherwise prevented, any Security, or portion thereof, accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date;

          (5) that Holders electing to have a Security, or portion thereof, purchased pursuant to an Asset Sale Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 4.14, notwithstanding anything this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the Final Put Date;

          (6) that Holders will be entitled to withdraw their elections, in whole or in part, if the Paying Agent (which may not for purposes of this Section 4.14, notwithstanding any other provision of this Indenture, be the Company or any Affiliate of the Company) receives, up to the close of business on the Final Put Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Securities purchased;

          (7) that if Indebtedness in a principal amount in excess of the principal amount of Securities to be acquired pursuant to the Asset Sale Offer is tendered and not withdrawn, the Company shall purchase Indebtedness on a pro rata basis in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) thereof (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

          (8) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

          (9) a brief description of the circumstances and relevant facts regarding such Asset Sales.

          On or before an Asset Sale Purchase Date, the Company shall (i) accept for payment Securities or portions thereof properly tendered and not properly withdrawn pursuant to the Asset Sale Offer on or before the Final Put Date (on a pro rata basis if required pursuant to paragraph (7) hereof), (ii) deposit with the Paying Agent cash sufficient to pay the Asset Sale Offer Price for all Securities or portions thereof so tendered and accepted and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall on each Asset Sale Purchase Date mail or deliver to Holders of Securities so accepted payment in an amount equal to the Asset Sale Offer Price for such Securities, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Security not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Trustee shall not be deemed to have notice of any Asset Sale Purchase Date unless a Trust Officer receives notice thereof from the Company or any Holder.

          If the amount required to acquire all Indebtedness properly tendered by Holders pursuant to the Asset Sale Offer (the "Acceptance Amount") made pursuant to this Section 4.14 is less than the Asset Sale Offer Amount, the excess of the Asset Sale Offer Amount over the Acceptance Amount may be used by the Company for general corporate purposes without restriction, unless otherwise restricted by the other provisions of this Indenture. Upon consummation of any Asset Sale Offer made in accordance with the terms of this Indenture, the Accumulated Amount will be reduced to zero irrespective of the amount of Indebtedness tendered pursuant to the Asset Sale Offer.

          SECTION 4.15. Waiver of Stay, Extension or Usury Laws.

          The Issuers covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Issuers from paying all or any portion of the principal of, premium of, or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Issuers hereby expressly waive all benefit or advantage of any such law, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 4.16. Limitation on Senior Subordinated Indebtedness.

          Each Issuer will not, and will not permit or cause any Guarantor to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise in any manner become directly or indirectly liable for or with respect to or otherwise permit to exist any Indebtedness that is subordinate in right of payment to any Indebtedness of such Issuers or such Guarantor, as the case may be, unless such Indebtedness is also pari passu with the Securities or the Guarantee of such Guarantor or subordinated in right of payment to the Securities or such Guarantee at least to the same extent as the Securities or such Guarantee are subordinated in right of payment to Senior Indebtedness or Senior Indebtedness of such Guarantor, as the case may be, as set forth in this Indenture.

          SECTION 4.17. Limitation on Unrestricted Subsidiaries.

          The Company may designate any Subsidiary (other than a Guarantor) as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if:

          (a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

          (b) the Company would be permitted to make an Investment at the time of Designation (assuming the effectiveness of such Designation) pursuant to
Section 4.3 above in an amount (the "Designation Amount") equal to the greater of (1) the net book value of the Company's interest in such Subsidiary calculated in accordance with GAAP or (2) the Fair Market Value of the Company's interest in such Subsidiary as determined in good faith by the Company's Board of Directors;

          (c) such Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary of the Company which is not simultaneously being designated an Unrestricted Subsidiary;

          (d) such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness, provided that an Unrestricted Subsidiary may provide a Guarantee for the Securities; and

          (e) such Unrestricted Subsidiary is not a party to any agreement, contract, arrangement or understanding at such time with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Unrestricted Subsidiary shall be deemed a Restricted Payment.

          In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section
4.3 for all purposes of this Indenture in the Designation Amount.

          The Company shall not and shall not cause or permit any Restricted Subsidiary to at any time (x) provide credit support for (provided that operational contracts in the ordinary course of business shall not be deemed credit support), or subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument constituting such Indebtedness) (other than Permitted Investments in Unrestricted Subsidiaries) or (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary. For purposes of the foregoing, the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to be the Designation of all of the Subsidiaries of such Subsidiary as Unrestricted Subsidiaries.

          The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

          (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

          (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture; and

          (c) unless such redesignated Subsidiary shall not have any Indebtedness outstanding (other than Indebtedness that would be Permitted Indebtedness), immediately after giving effect to such proposed Revocation, and after giving pro forma effect to the incurrence of any such Indebtedness of such redesignated Subsidiary as if such Indebtedness was incurred on the date of the Revocation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.11.

          All Designations and Revocations must be evidenced by a resolution of the Board of Directors of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

          SECTION 4.18. Limitation on Lines of Business.

          Neither the Company nor any of its Restricted Subsidiaries shall directly or indirectly engage in any line or lines of business activity other than that which, in the reasonable, good faith judgment of the Board of Directors of the Company, is a Related Business.

          SECTION 4.19. Limitation on Issuances of Guarantees.

          (a) The Company will not cause or permit any Restricted Subsidiary (which is not a Guarantor), directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Company or any Restricted Subsidiary (other than under the Credit Facility, except for any Indebtedness under the Credit Facility constituting Pari Passu Indebtedness or Subordinated Indebtedness) unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee of the Securities on the same terms as the guarantee of such

Indebtedness except that (A) such guarantee need not be secured unless required pursuant to Section 4.13, (B) if such Indebtedness is by its terms Senior Indebtedness, any such assumption, guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be senior to such Restricted Subsidiary's Guarantee of the Securities to the same extent as such Senior Indebtedness is senior to the Securities and (C) if such Indebtedness is by its terms expressly subordinated to the Securities, any such assumption, guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated to such Restricted Subsidiary's Guarantee of the Securities at least to the same extent as such Indebtedness is subordinated to the Securities.

          (b) Notwithstanding the foregoing, any Guarantee by a Restricted Subsidiary of the Securities shall provide by its terms that it (and all Liens securing the same) shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary, which transaction is in compliance with the terms of this Indenture and such Restricted Subsidiary is released from all guarantees, if any, by it of other Indebtedness of the Company or any Restricted Subsidiaries or (ii) the release by the holders of the Indebtedness of the Company described in clause (a) above or their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), which resulted in the Securities being guaranteed by such Restricted Subsidiary, at such time as (A) no other Indebtedness of the Company has been secured or guaranteed by such Restricted Subsidiary or (B) the holders of all such other Indebtedness which is guaranteed by such Restricted Subsidiary also release their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness).

          SECTION 4.20. Limitation on Activities Prior to the Merger.

          Prior to consummation of the Merger, the Issuers may not, and must cause their Subsidiaries not to, incur any Indebtedness or engage in any activities other than in connection with the Merger and the Credit Facility.

          SECTION 4.21. Transfer of Stock to the Company.

          Immediately following consummation of the Merger, Centennial shall cause the Capital Stock of all of its existing Subsidiaries and Minority Cellular Investment Interests to be contributed to the Company and Centennial shall immediately thereafter have no material assets other than its Investment in the Capital Stock of the Company.

          SECTION 4.22. Amendments to Mezzanine Financing.

          The Mezzanine Financing shall be in substantially the form attached to this Indenture and Centennial shall not amend the terms of the Mezzanine Financing in a manner adverse to the Holders.

          SECTION 4.23. Waiver of Compliance With Certain Covenants. The Issuers may omit in any particular instance to comply with any covenant or condition set forth in Sections 4.3 and 4.8 through 4.22 if, before or after the time for such compliance, the holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding shall, by act of such holders, waive such compliance in such instance with such covenant or provision, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuers and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

                                    ARTICLE V
                              SUCCESSOR CORPORATION

          SECTION 5.1. Limitation on Merger, Sale or Consolidation.

          The Company will not consolidate with or merge with or into another Person, or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its properties and assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, and the Company will not permit any Restricted Subsidiary to enter into any such transaction or series of transactions which would result in a sale, lease, conveyance, transfer or other disposition of all or substantially all of the properties and assets of the Company on a consolidated basis, unless (i) either (a) the Company is the continuing entity or (b) the resulting, surviving or transferee entity is an entity organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Securities, this Indenture and the Registration Rights Agreement, as the case may be, and the Securities, this Indenture and the Registration Rights Agreement will remain in full force and effect as so supplemented (and any Guarantee shall be confirmed as applied to the surviving entity's obligations); (ii) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes the obligation of the Company or any of its Restricted Subsidiaries as a result of such transaction as having been incurred at the time of such transaction) to such transaction; (iii) immediately before and immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period for which financial statements are available ending immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), either the Company or resulting surviving or transferee entity would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Annual Operating Cash Flow Ratio provision set forth in the second paragraph Section 4.11 or such Annual Operating Cash Flow Ratio would be lower than such ratio immediately prior to such transaction; (iv) at the time of the transaction any co-obligor, unless it is the other party to the transaction described above, will have by supplemental indenture confirmed that it remains a co-obligor under this Indenture and the Securities; (v) at the time of the transaction each Guarantor, if any, unless it is the other party to the transaction described above, will have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under this Indenture and the Securities; and (vi) at the time of the transaction the Company or the resulting surviving or transferee entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with this Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

          Notwithstanding the foregoing, any Restricted Subsidiary may merge with and into any other Restricted Subsidiary or the Company.

          Immediately upon consummation of the Merger, Finance Corp. shall merge with and into Centennial and Centennial shall assume all of Finance Corp.'s obligations under this Indenture and the Securities pursuant to a supplemental indenture and assumption agreement (the "Assumption Agreement") in the form attached hereto as Exhibit G.

          Centennial will not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person (other than (i) the Company or any Guarantor, (ii) CCW Acquisition Corp. in connection with the Merger or (iii) Finance Corp. upon consummation of the Merger) or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons (other than the Company or any Guarantor) unless at the time and after giving effect thereto (i) either (a) Centennial will be the continuing corporation or
(b) the Person (if other than Centennial) formed by such consolidation or into which Centennial is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of Centennial on a Consolidated basis will be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of Centennial under the Securities and this Indenture and the Registration Rights Agreement and such Security, Indenture and Registration Rights Agreement will remain in full force and effect; (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default will have occurred and be continuing; and (iii) at the time of the transaction Centennial or the surviving entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereof comply with this Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with. In the event that Centennial shall merge or consolidate with or into the Company, the provisions of the first paragraph of this Section are also required to be satisfied.

          SECTION 5.2. Successor Corporation Substituted.

          Upon any consolidation or merger or any transfer (other than a lease) of all or substantially all of the assets of the Company or Centennial, as the case may be in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company or Centennial, as the case may be, is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company or Centennial, as the case may be, under this Indenture with the same effect as if such successor entity had been named herein as the Company or Centennial, as the case may be, and the Company or Centennial, as the case may be (except in connection with a transfer that results in the transfer of assets constituting or accounting for less than 95% of the consolidated assets (as of the last balance sheet available), revenues, or Annual Operating Cash Flow of the Company or Centennial, as the case may be (as of the last twelve month period for which financial statements are available)), shall be released from the obligations under the Securities and this Indenture.

                                   ARTICLE VI
                         EVENTS OF DEFAULT AND REMEDIES

          SECTION 6.1. Events of Default.

          "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) the failure by Finance Corp. or the Company to pay any installment of interest on the Securities as and when the same becomes due and payable and, with respect to any installment of interest after the first three Interest Payment Dates, the continuance of such failure for 30 days (whether or not prohibited by Article XII of this Indenture);

          (2) the failure by Finance Corp. or the Company to pay all or any part of the principal, or premium, if any, on the Securities when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price in accordance with Article XI or the Asset Sale Offer Price in accordance with
               Section 4.14 (whether or not prohibited by Article XII of this Indenture);

          (3) the failure by Finance Corp. or the Company to observe or perform any other covenant or agreement contained in the Securities or this Indenture (other than a default in the performance of any covenant or agreement which is specifically dealt with elsewhere in this Section 6.1), and the continuance of such failure for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the Securities outstanding, specifying such default or breach, requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

          (4) there shall have been the entry by a court of competent jurisdiction of a (a) decree or order for relief in respect of Centennial, the Company, or any Significant Restricted Subsidiaries in an involuntary case or proceeding under the applicable Bankruptcy Law or (b) a decree or order adjudging Centennial, the Company, or any Significant Restricted Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of Centennial, the Company, or any Significant Restricted Subsidiary under any applicable federal or state law, or appointing a Custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Centennial, the Company or any Significant Restricted Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days;

          (5) (a) Centennial, the Company, or any Significant Restricted Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (b) Centennial, the Company or any Significant Restricted Subsidiary consents to the entry of a decree or order for relief in respect of Centennial, the Company or such Significant Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (c) Centennial, the Company, or any Significant Restricted Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (d) Centennial, the Company, or any Significant Restricted Subsidiary (I) consents to the filing of such petition or the appointment of, or taking possession by, a Custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of Centennial, the Company, or such Significant Restricted Subsidiary or of any substantial part of their respective properties, (II) makes an assignment for the benefit of creditors or (III) admits in writing its inability to pay its debts generally as they become due or (e) Centennial, the Company or any Significant Restricted Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (5);

          (6) any Guarantee of a Significant Restricted Subsidiary shall for any reason cease to be, or shall for any reason be asserted in writing by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by this Indenture and any such Guarantee, or Finance Corp. shall for any reason cease to be, or shall for any reason be asserted in writing not to be, a co-obligor pursuant to the Securities, except to the extent contemplated by this Indenture and the Securities;

          (7) one or more defaults in any Indebtedness for money borrowed by Finance Corp., the Company or any of their Restricted Subsidiaries (or the payment of which is guaranteed by Finance Corp., the Company or any of their Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the Issue Date, which default results from the failure to pay Indebtedness at its final maturity date or results in the acceleration of such

               Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness which was not paid at its final maturity date or the maturity of which has been so accelerated, aggregates $20,000,000 or more; and

          (8) final unsatisfied judgments, orders or decrees (not subject to appeal) of any court or regulatory or administrative agency aggregating in excess of $20,000,000 (exclusive of any portion of any such payment covered by insurance, if and to the extent the insurer has acknowledged in writing its liability therefor), at any one time rendered against Finance Corp., the Company or any of its Restricted Subsidiaries and not stayed, bonded or discharged within 60 days.

          SECTION 6.2. Acceleration of Maturity Date; Rescission and Annulment.

          If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 6.1(4) and (5) relating to Centennial, the Company or any Significant Restricted Subsidiary), then in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal of the Securities (or the Change of Control Purchase Price if the Event of Default includes failure to pay the Change of Control Purchase Price) (or the Special Redemption Price in connection with any Special Mandatory Redemption, if the Event of Default relates to failure to make payment in connection with the Special Mandatory Redemption), determined as set forth below, including in each case accrued interest thereon to be due and payable immediately; provided that so long as the Credit Facility shall be in full force and effect, if an Event of Default shall have occurred and be continuing (other than as specified in clauses (4) or (5) with respect to Centennial, the Company or any Significant Restricted Subsidiary), any such acceleration shall not be effective until the earlier to occur of (x) five business days following delivery of a written notice of such acceleration of the Securities to the agent under the Credit Facility and (y) the acceleration of any Indebtedness under the Credit Facility. If an Event of Default specified in clauses (4) and (5) above relating to Centennial, the Company or any Restricted Subsidiary occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding Securities without any declaration or other act on the part of Trustee or the Holders.

          At any time after such a declaration of acceleration being made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of a majority in aggregate principal amount of then outstanding Securities, by written notice to the Company and the Trustee, may rescind, on behalf of all Holders, any such declaration of acceleration if:

          (1) the Issuers have paid or deposited with the Trustee cash sufficient to pay (A) all overdue interest on all Securities,
               (B) the principal of (and premium, if any, applicable to any Securities which would become due otherwise than by such declaration of acceleration, and interest thereon at the rate borne by the Securities, (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities, (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and

          (2) all Events of Default, other than the non-payment of the principal of, premium, if any, and interest on Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.12, including, if applicable, any Event of Default relating to the covenants contained in Section 11.1.

Notwithstanding the previous sentence of this Section 6.2, no waiver shall be effective against any Holder for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Security affected thereby, unless all such affected Holders agree, in writing, to waive such Event of Default or other event. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

          SECTION 6.3. Collection of Indebtedness and Suits for Enforcement by Trustee.

          The Issuers covenant that if an Event of Default in payment of principal, premium, or interest specified in clause (1) or (2) of Section 6.1 occurs and is continuing, the Issuers shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium (if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Issuers fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuers or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuers or any other obligor upon the Securities, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          SECTION 6.4. Trustee May File Proofs of Claim.

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuers or any other obligor upon the Securities or the property of the Issuers or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuers for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including (1) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel) and of the Holders allowed in such judicial proceeding, and (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any Custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 6.5. Trustee May Enforce Claims Without Possession of Securities.

          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

          SECTION 6.6. Priorities.

          Any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST:    To the Trustee in payment of all amounts due pursuant to
                    Section 7.7;

          SECOND: To the Holders in payment of the amounts then due and unpaid for principal of, premium (if any) and interest on, the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium (if any) and interest, respectively; and

          THIRD:    To the Issuers.

          SECTION 6.7. Limitation on Suits.

          No Holder of any Security shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this

Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless (A) such Holder has previously given written notice to the Trustee of a continuing Event of Default; (B) the Holders of not less than 25% in principal amount of then outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder; (C) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request; (D) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (E) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Securities; it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

          SECTION 6.8. Unconditional Right of Holders to Receive Principal, Premium and Interest.

          Notwithstanding any other provision of this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium (if any) and accrued interest on, such Security on the Maturity Date of such payments as expressed in such Security (in the case of redemption, the Redemption Price on the applicable Redemption Date, in the case of the Change of Control Purchase Price, on the applicable Change of Control Purchase Date, and in the case of an Asset Sale Offer, the Asset Sale Offer Price on the Asset Sale Purchase Date), and to institute suit for the enforcement of any such payment after such respective dates, and such rights shall not be impaired without the consent of such Holder.

          SECTION 6.9. Rights and Remedies Cumulative.

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 6.10. Delay or Omission Not Waiver.

          No delay or omission by the Trustee or by any Holder of any Security to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          SECTION 6.11. Control by Holders.

          The Holder or Holders of a majority in aggregate principal amount of then outstanding Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, provided that (1) such direction shall not be in conflict with any rule of law or with this Indenture,
(2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction, (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, (4) the Trustee may require indemnification to its satisfaction before taking any action in accordance with such direction and
(5) the Trustee shall not be liable with respect to any action so taken in good faith.

          SECTION 6.12. Waiver of Past Default.

          Subject to Section 6.8, the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Securities may, on behalf of all Holders, prior to the declaration of the acceleration of the maturity of the Securities, waive any past default hereunder and its consequences, except a default (A) in the payment of the principal of, premium, if any, or interest on, any Security as specified in clauses (1) and (2) of
Section 6.1, or (B) in respect of a covenant or provision hereof which, under
Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

          SECTION 6.13. Undertaking for Costs.

          All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.13 shall not apply to any suit instituted by the Issuers, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for enforcement of the payment of principal of, or premium (if any) or interest on, any Security on or after the Maturity Date expressed in such Security (including, in the case of redemption, on or after the Redemption Date).

          SECTION 6.14. Restoration of Rights and Remedies.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Issuers, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                   ARTICLE VII
                                     TRUSTEE

          The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

          SECTION 7.1. Duties of Trustee.

          (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of his own affairs.

          (b) Except during the continuance of a Default or an Event of Default:

          (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1)  This paragraph does not limit the effect of paragraph (b) of this
               Section 7.1.

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.11.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

          (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (f) of this Section 7.1 and shall extend to the Registrar and Paying Agent.

          (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Issuers. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

          SECTION 7.2. Rights of Trustee.

          Subject to Section 7.1:

          (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 13.4 and 13.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or advice of counsel.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee will not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

          (e) The Trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation it shall be entitled to examine the books, records and premises of the Issuers personally or by agent or attorney.

          (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

          (g) Unless otherwise specifically provided for in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

          (h) The Trustee shall have no duty to inquire as to the performance of the covenants in Article IV hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default hereunder or under the Pledge and Escrow Agreement except (i) any Event of Default occurring pursuant to Sections 6.1(1) or 6.1(2), or (ii) any Default or Event of Default of which the Trustee shall have received notification or obtained knowledge. In the absence of such actual knowledge or notice, the Trustee may conclusively assume that no default has occurred and is continuing under this Indenture.

          (i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

          SECTION 7.3. Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of the Company's Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          SECTION 7.4. Trustee's Disclaimer.

          The Trustee makes no representation as to the validity, adequacy or priority of this Indenture or the Securities and it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities, other than the Trustee's certificate of authentication, or the use or application of any funds received by a Paying Agent other than the Trustee.

          SECTION 7.5. Notice of Default.

          If a Default or an Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Securityholder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal (or premium, if any) of, or interest on, any Security (including the payment of the Change of Control Purchase Price on the Change of Control Purchase Date, the payment of the Redemption Price on the Redemption Date and the payment of the Asset Sale Offer Price on the Asset Sale Purchase Date), the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interest of the Securityholders.

          SECTION 7.6. Reports by Trustee to Holders.

          Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall, if required by law, mail to each Securityholder a brief report dated as of such May 15 that complies with TIA s 313(a). The Trustee also shall comply with TIA ss 313(b) and 313(c).

          The Issuers shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or automatic quotation system.

          A copy of each report at the time of its mailing to Securityholders shall be mailed to the Issuers and filed with the SEC and each stock exchange, if any, on which the Securities are listed.

          SECTION 7.7. Compensation and Indemnity.

          The Issuers agree to pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

          The Issuers agree to indemnify the Trustee (in its capacity as Trustee) and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by it without negligence or willful misconduct on its part, arising out of or in connection with the administration of this trust and its rights or duties hereunder including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Issuers promptly of any claim asserted against the Trustee for which it may seek indemnity. The Issuers need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence or willful misconduct.

          To secure the Issuers' payment obligations in this Section 7.7., the Trustee shall have a lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal and premium, if any, of or interest on particular Securities.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(4) or (5) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          The Issuers' obligations under this Section 7.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Issuers' obligations pursuant to Article VIII of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

          SECTION 7.8. Replacement of Trustee.

          The Trustee may resign by so notifying the Issuers in writing. The Holder or Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Issuers and the Trustee in writing and may appoint a successor trustee with the Issuers' consent. The Issuers may remove the Trustee if:

          (a) the Trustee fails to comply with Section 7.10;

          (b) the Trustee is adjudged bankrupt or insolvent;

          (c) a receiver, Custodian, or other public officer takes charge of the Trustee or its property; or

          (d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers. A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Immediately after that and provided that all sums owing to the trustee provided for in Section 7.7 have been paid, the retiring Trustee shall transfer all property held by it as trustee to the successor Trustee, subject to the lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holder or Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuers' obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

          SECTION 7.9. Successor Trustee by Merger, Etc.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

          SECTION 7.10. Eligibility; Disqualification.

          The Trustee shall at all times satisfy the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee shall have a combined capital and surplus of at least $10,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b).

          SECTION 7.11. Preferential Collection of Claims against the Issuers.

          The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

          SECTION 7.12. Wire Transfers and Investments.

          (a) The Trustee shall be authorized to seek confirmation of fund transfer instructions by telephone call-back to the person or persons designated on Exhibit E hereto, and the Trustee may rely upon the confirmations of any one purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Trustee. The parties to this Indenture acknowledge that such security procedure is commercially reasonable.

          (b) It is understood that the Trustee and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided by either of the other parties hereto to identify
(i) the beneficiary, (ii) the beneficiary's bank, or (iii) an order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank designated.

          (c) All money held by the Trustee in any of the accounts or funds established pursuant hereto shall be invested in Marketable U.S. Securities upon receipt of a Company Request. In the absence of such Company Request, the Trustee shall invest in those items described in clause (vi) of the definition of Marketable U.S. Securities. The Trustee may act as principal or agent in the acquisition or disposition of investments. The Trustee shall not be responsible for any loss of any investment made in accordance herewith.

                                  ARTICLE VIII
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

          SECTION 8.1. Option to Effect Legal Defeasance or Covenant Defeasance.

          The Company may, at its option and at any time, elect to have Section
8.2 or Section 8.3 applied to all outstanding Securities upon compliance with the conditions set forth below in this Article VIII.

          SECTION 8.2. Legal Defeasance and Discharge.

          Upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.2, the Issuers, any Guarantor and any other obligor upon the Securities shall be deemed to have been discharged from their obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Issuers, any Guarantor and any other obligor upon the securities shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities to receive solely from the trust fund described in
Section 8.4, and as more fully set forth in such Section 8.4, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (b) the Issuers' obligations with respect to such Securities under Sections 2.4, 2.7, 2.10, 2.13, 2.14, 2.15 and 4.2, (c) the
rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers' obligations in connection therewith and (d) this Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section
8.3 with respect to the Securities.

          SECTION 8.3. Covenant Defeasance.

          Upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.3, the Issuers shall be released from their obligations under the covenants contained in Sections 4.3, 4.5, 4.6, 4.7, 4.8, 4.10, 4.11, 4.12,
4.13, 4.14, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21, 4.22, and Article V (other than the obligation of any successor to assume the obligations of the Issuers hereunder) with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Issuers need not comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. If Covenant Defeasance occurs, the events listed in Section 6.1, other than those described in subsections (1), (2), (4) (with respect to the Issuers) and
(5) (with respect to the Issuers), shall no longer constitute Events of Default with respect to the Securities.

          SECTION 8.4. Conditions to Legal or Covenant Defeasance.

          The following shall be the conditions to the application of either
Section 8.2 or Section 8.3 to the outstanding Securities:

          (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article VIII applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, U.S. Legal Tender, non-callable Government Securities or a combination thereof, in such amounts, as in each case will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of, premium, if any, and interest on such Securities on the Stated Maturity or on the applicable Redemption Date of such principal or installment of principal of, premium, if any, or interest on such Securities, and the Holders of Securities must have a valid, perfected, exclusive security interest in such trust; provided that the Trustee shall have been irrevocably instructed to apply such U.S. Legal Tender or non-callable Government Securities to said payments with respect to the Securities.

          (b) In the case of an election under Section 8.2, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date hereof, there has been a change in the applicable Federal income tax law, in each case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of such Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance, and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) In the case of an election under Section 8.3, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to such Trustee confirming that the Holders of such Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Section 6.1(4) or 6.1(5) is concerned, at any time in the period ending on the 91st day after the date of such deposit (other than a Default which results from the borrowing of amounts to finance the defeasance and which borrowing does not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which Centennial, the Company or any Restricted Subsidiary is a party or to which it is bound) (it being understood that such condition will not be satisfied until the expiration of such 91-day period);

          (e) The Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee to the effect that (assuming that no holder of any Securities would be considered an insider of the Company under any applicable bankruptcy or insolvency law) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (f) such defeasance or covenant defeasance shall not cause the Trustee for the Securities to have a conflicting interest for purposes of the Trust Indenture Act with respect to any securities of the Company or any Guarantor;

          (g) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which Finance Corp., the Company or any of their Subsidiaries is a party or by which Finance Corp., the Company or any of their Subsidiaries is bound;

          (h) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of such Securities over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers or others; and

          (i) the Company shall have delivered to the Trustee an Officers' Certificate and Opinion of Counsel each stating that all conditions precedent provided for or relating to either the Legal Defeasance under Section 8.2 or the Covenant Defeasance under Section 8.3 (as the case may be) have been complied with as contemplated by this Section 8.4.

          SECTION 8.5. Deposited U.S. Legal Tender and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

          Subject to Section 8.6, all, U.S. Legal Tender and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          SECTION 8.6. Repayment to the Issuers.

          Subject to any applicable escheat or abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company within sixty (60) days after termination of such two-year period; and the Holder of such Security shall thereafter look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease. The Trustee shall not be liable to the Issuers or any Holder for interest on funds held by it for the payment and discharge of the interest, or premium (if any) on or principal of any of the Securities to any Holder. The Issuers shall not be liable for any interest on the sums paid to it pursuant to this paragraph and shall not be regarded as a trustee of such money.

          SECTION 8.7. Reinstatement.

          If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or Government Securities in accordance with Section 8.2 or 8.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with Sections 8.2 and 8.3, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Securities to receive such payment from the cash held by the Trustee or Paying Agent.

                                   ARTICLE IX
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

          SECTION 9.1. Supplemental Indentures Without Consent of Holders.

          Without the consent of any Holder, Finance Corp., the Company, any Guarantor and any other obligor under the Securities when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another Person to Finance Corp., the Company or a Guarantor, and the assumption by any such successor of the covenants of Finance Corp., the Company or such Guarantor in this Indenture and in the Securities and in any Guarantee in accordance with Section 5.1 (including to execute a supplemental indenture upon consummation of the Merger in which Centennial will assume the obligations hereunder of Finance Corp.);

          (2) to add to the covenants of Finance Corp., the Company, any Guarantor or any other obligor upon the Securities for the benefit of the Holders of the Securities or to surrender any right or power conferred upon Finance Corp., the Company or any Guarantor or any other obligor upon the Securities, as applicable, in this Indenture, in the Securities or in any Guarantee;

          (3) to cure any ambiguity, or to correct or supplement any provision in this Indenture, the Securities or any Guarantee which may be defective or inconsistent with any other provision in this Indenture, the Securities or any Guarantee or make any other provisions with respect to matters or questions arising under this Indenture, the Securities or any Guarantee; provided that, in each case, such provisions shall not adversely affect the interest of the holders of the Securities;

          (4) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

          (5)  to add a Guarantor under this Indenture;

          (6) to evidence and provide the acceptance of the appointment of a successor Trustee under this Indenture; or

          (7) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the holders of the Securities as additional security for the payment and performance of Finance Corp.'s, the Company's and any Guarantor's obligations under this Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to this Indenture or otherwise.

          SECTION 9.2. Amendments, Supplemental Indentures and Waivers with Consent of Holders.

          Subject to Section 6.8, with the consent of the Holders of not less than a majority in aggregate principal amount of then outstanding Securities, by written act of said Holders delivered to the Issuers and the Trustee, the Issuers, when authorized by Board Resolutions, and the Trustee may amend or supplement this Indenture or the Securities or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities or of modifying in any manner the rights of the Holders under this Indenture or the Securities. Subject to Section 6.8, the Holder or Holders of not less than a majority, in principal amount of then outstanding Securities may waive compliance by the Issuers with any provision of this Indenture or the Securities. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each outstanding Security affected thereby:

          (1) change the Stated Maturity of, or the Change of Control Purchase Date or the Asset Sale Offer Period on, or change to an earlier date any Redemption Date of, any Note, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or reduce the Change of Control Purchase Price or the Asset Sale Offer Price or alter the redemption provisions or the provisions of Article XI, including, in each case, amending, changing or modifying any definitions related thereto, but only to the extent such definitions relate thereto, in a manner adverse to the Holders;

          (2) reduce the percentage in principal amount of the outstanding Securities, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in this Indenture;

          (3) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby;

          (4) except as otherwise permitted under Section 5.1 consent to the assignment or transfer by Finance Corp., the Company or any Guarantor of any of its rights and obligations under this Indenture; or

          (5) amend or modify any of the provisions of this Indenture relating to the subordination of the Securities or any Guarantee in any manner adverse to the holders of the Securities or any Guarantee;

          It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Issuers shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

          After an amendment, supplement or waiver under this Section 9.2 or
Section 9.4 becomes effective, it shall bind each Holder.

          In connection with any amendment, supplement or waiver under this
Article IX, the Issuers may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

          SECTION 9.3. Compliance with TIA.

          Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

          SECTION 9.4. Revocation and Effect of Consents.

          Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by written notice to the Issuers or the Person designated by the Issuers as the Person to whom consents should be sent if such revocation is received by the Issuers or such Person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

          The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Issuers notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses
(1) through (8) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest on a Security, on or after the respective dates set for such amounts to become due and payable expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates.

          SECTION 9.5. Notation on or Exchange of Securities.

          If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee or require the Holder to put an appropriate notation on the Security. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determines, the Issuers in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

          SECTION 9.6. Trustee to Sign Amendments, Etc.

          The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture.

                                    ARTICLE X

          SECTION 10.1. Security.

          (a) At the Release Time (as defined in the Pledge and Escrow Agreement) which shall occur on or about the Merger Date, the Trustee shall promptly purchase, for the benefit of the Holders of the Securities a portfolio of securities initially consisting of Government Securities in such amount as will be sufficient upon receipt of scheduled interest and/or principal payments of such Pledged Securities, in the opinion of a nationally recognized firm of independent public accountants selected by the Issuers, to provide for payment in full of the first three scheduled interest payments due on the outstanding Securities (unless already paid) and shall be held by the Trustee in the Escrow and Pledge Account pending disposition pursuant to the Pledge and Escrow Agreement.

          (b) Each Holder, by its acceptance of a Security, consents and agrees to the terms of the Pledge and Escrow Agreement (including, without limitation, the provisions providing for foreclosure and release of the Pledged Securities) as the same may be in effect or may be amended from time to time in accordance with its terms, and authorizes and directs the Trustee to enter into the Pledge and Escrow Agreement and to perform its respective obligations and exercise its respective rights thereunder in accordance therewith. The Issuers will do or cause to be done all such acts and things as may be necessary or proper, as the case may be required by the provisions of the Pledge and Escrow Agreement, to assure and confirm to the Trustee the security interest in the Pledged Securities contemplated hereby, by the Pledge and Escrow Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purposes herein expressed. The Issuers shall take, or shall cause to be taken, any and all actions reasonably required (and any action reasonably requested by the Trustee) to cause the Pledge and Escrow Agreement to create and maintain, as security for the obligations of the Issuers under this Indenture and the Securities, valid and enforceable first priority liens in and on all the Pledged Securities, in favor of the Trustee, superior to and prior to the rights of third Persons and subject to no other Liens. The Trustee shall not be liable for the validity, sufficiency or priority of the funds or Pledged Securities held under the Pledge and Escrow Agreement or for the maintenance of the perfection of any funds or securities held therein.

          (c) The release of any Pledged Securities pursuant to the Pledge and Escrow Agreement will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Pledged Securities are released pursuant to this Indenture and the Pledge and Escrow Agreement. To the extent applicable, the Issuers shall cause TIA Section 314(d) relating to the release of property or securities from the Lien and security interest of the Pledge and Escrow Agreement (other than pursuant to Section 9(e) and 9(g) thereof) and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Pledge and Escrow Agreement to be complied with. Any certificate or opinion required by TIA
Section 314(d) may be made by an Officer of the Company, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected by the Company.

          (d) The Trustee, in its sole discretion and without the consent of the Holders, may, and at the request of the Holders of at least 25% in aggregate principal amount of Securities then outstanding and upon receipt of indemnity satisfactory to it shall, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Pledge and Escrow Agreement and (ii) collect and receive any and all amounts payable in respect of the obligations of the Issuers thereunder. The Trustee shall have power to institute and to maintain such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Pledged Securities (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).

                                   ARTICLE XI
                           RIGHT TO REQUIRE REPURCHASE

          SECTION 11.1. Repurchase of Securities at Option of the Holder Upon a Change of Control.

          (a) In the event that a Change of Control has occurred, each Holder of Securities will have the right, at such Holder's option, pursuant to an irrevocable and unconditional offer by the Issuers (the "Change of Control Offer"), to require the Issuers to repurchase all or any part (equal to $1,000 principal amount or an integral multiple thereof) of such Holder's Securities, on a date (the "Change of Control Purchase Date") that is no later than 45 Business Days after the occurrence of such Change of Control at a cash price (the "Change of Control Purchase Price") equal to 101% of the aggregate principal amount thereof, together with any accrued and unpaid interest to the Change of Control Purchase Date. The Change of Control Offer shall be made within 30 Business Days following a Change of Control and shall remain open for 20 Business Days following its commencement (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, the Issuers shall purchase all Securities properly tendered in response to the Change of Control Offer.

          (b) In the event that, pursuant to this Section 11.1, the Issuers shall be required to commence such an offer to purchase Securities (a "Change of Control Offer"), the Issuers shall follow the procedures set forth in this
Section 11.1 as follows:

          (1) the Issuers shall provide the Trustee with notice of the Change of Control Offer at least 5 Business Days before the commencement of any Change of Control Offer; and

          (2) on or before the commencement of any Change of Control Offer, the Issuers or the Trustee (upon the request and at the expense of the Issuers) shall send, by first-class mail, a notice to each of the Holders, which (to the extent consistent with this Indenture) shall govern the terms of the Change of Control Offer and shall state:

               (i) that the Change of Control Offer is being made pursuant to such notice and this Section 11.1 and that all Securities, or portions thereof, tendered will be accepted for payment;

               (ii) the Change of Control Purchase Price (including the amount of accrued and unpaid interest), the Change of Control Purchase Date and the Change of Control Put Date (as defined below);

               (iii) that any Security, or portion thereof, not tendered or accepted for payment will continue to accrue interest;

               (iv) that, unless the Issuers default in depositing cash with the Paying Agent in accordance with the last paragraph of this clause (b) or such payment is prevented, any Security, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

               (v) that Holders electing to have a Security, or portion thereof, purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 11.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the earlier of (a) the third Business Day prior to the Change of Control Purchase Date and
          (b) the third Business Day following the expiration of the Change of Control Offer (such earlier date being the "Change of Control Put Date");

               (vi) that Holders will be entitled to withdraw their election, in whole or in part, if the Paying Agent (which may not for purposes of this Section 11.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) receives, up to the close of business (5:00 p.m. New York Time) on the Change of Control Put Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Securities purchased; and

               (vii) a brief description of the events resulting in such Change of Control.

          On or before the Change of Control Purchase Date, the Issuers will (i) accept for payment Securities or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest) of all Securities so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate listing the Securities or portions thereof being purchased by the Issuers. The Paying Agent promptly will deliver to the Holders of Securities so accepted payment in an amount equal to the Change of Control Purchase Price (together with any accrued and unpaid interest), and the Trustee will promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted will be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers will announce publicly the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

          Any Change of Control Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws and the Issuers may modify a Change of Control Offer to the extent necessary to effect such compliance.

                                   ARTICLE XII
                           SUBORDINATION OF SECURITIES

          SECTION 12.1. Securities Subordinate to Senior Indebtedness.

          The Company covenants and agrees, and each Holder of a Security, by its acceptance thereof, likewise covenants and agrees, for the benefit of the holders, from time to time, of Senior Indebtedness that, to the extent and in the manner hereinafter set forth in this Article, the Indebtedness represented by the Securities and the payment of the principal of (and premium, if any) and interest on each and all of the Securities are hereby expressly made subordinate and subject in right of payment as provided in this Article to the prior payment in full in cash or cash equivalents of all Senior Indebtedness; provided, however, that the Securities, the Indebtedness represented thereby and the payment of the principal of (and premium, if any) and interest on the Securities in all respects shall rank equally with, or prior to, all existing and future senior subordinated indebtedness (including, without limitation, Indebtedness) of the Company that is subordinated to Senior Indebtedness.

          SECTION 12.2. Payment over of Proceeds upon Dissolution, etc.

          In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company or to its assets, or
(b) any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or other marshalling of assets or liabilities of the Company (except in connection with the consolidation or merger of the Company or its liquidation or dissolution following the conveyance, transfer or lease of its properties and assets substantially as an entirety upon the terms and conditions described under Article Five), then and in any event:

          (1) the holders of Senior Indebtedness will be entitled to receive payment in full in cash or cash equivalents of all Senior Indebtedness, or provision shall be made for such payment in full, before the Holders of Securities will be entitled to receive any payment or distribution of any kind or character (other than any payment or distribution in the form of equity securities or subordinated securities of the Company or any successor obligor that, in the case of any such subordinated securities, are subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding to at least the same extent as the Securities are so subordinated as provided in this Indenture (such equity securities or subordinated securities hereinafter being "Permitted Junior Securities") and any payment made pursuant to Article Eight from monies or U.S. Government Obligations previously deposited with the Trustee) on account of principal of, or premium, if any, or interest on the Securities;

          (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than a payment or distribution in the form of Permitted Junior Securities and any payments made pursuant to Article Eight from monies or U.S. Government Obligations previously deposited with the Trustee), by set-off or otherwise, to which the Holders of the Securities or the Trustee would be entitled but for the provisions of this Indenture shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

          The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article Five shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in Article Five.

          SECTION 12.3. Suspension of Payment When Designated Senior Indebtedness in Default.

          (a) Unless Section 12.2 shall be applicable, upon the occurrence of a Payment Default, no payment or distribution of any assets of the Company of any kind or character, whether in cash, property or securities (other than Permitted Junior Securities and payments made pursuant to Article Eight from monies or U.S. Government Obligations previously deposited with the Trustee), may be made by or on behalf of the Company on account of principal of, premium, if any, or interest on the Securities or on account of the purchase, redemption or other acquisition of Securities until such Payment Default shall have been cured or waived in writing from the Agent Bank or any other representative of a holder of Designated Senior Indebtedness or shall have ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full in cash or cash equivalents, after which the Company shall resume making any and all required payments in respect of the Securities, including any missed payments.

          (b) Unless Section 12.2 shall be applicable, upon (1) the occurrence of a Non-Payment Default and (2) receipt by the Trustee of written notice thereof from the Agent Bank or any other representative of a holder of Designated Senior Indebtedness, then no payment or distribution of any assets of the Company of any kind or character, whether in cash, property or securities (other than Permitted Junior Securities and payments made pursuant to Article Eight from monies or U.S. Government Obligations previously deposited with the Trustee), may be made by or on behalf of the Company on account of principal of, premium, if any, or interest on the Securities or on account of the purchase, redemption or other acquisition of Securities for a period (a "Payment Blockage Period") commencing on the date of receipt by the Trustee of written notice from the Agent Bank or such other representative of the holders of Designated Senior Indebtedness in respect of which the Non-Payment default exists and shall end on the earliest of (i) 179 days thereafter (provided that any Designated Senior Indebtedness as to which notice was given shall not theretofore have been accelerated, in which case the provisions of paragraph (a) shall apply), (ii) the date on which such Non-Payment Default is cured, waived or ceases to exist or such Designated Senior Indebtedness is discharged or paid in full in cash or cash equivalents or (iii) the date on which such Payment Blockage Period shall have been terminated by written notice to the Trustee or the Company from the

Agent Bank or such other representative initiating such Payment Blockage Period, after which the Company will resume making any and all required payments in respect of the Securities, including any missed payments. In any event, not more than one Payment Blockage Period may be commenced during any period of 365 consecutive days, and there must be at least 186 consecutive days in every 365 day period during which there is no Payment Blockage Period. No event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be made, the basis for the commencement of a subsequent Payment Blockage Period, unless such default has been cured or waived for a period of not less than 90 consecutive days subsequent to the commencement of such initial Payment Blockage Period.

          In the event that, notwithstanding the foregoing and the provisions of
Section 12.2, any payments or distribution shall be made to the Trustee which is prohibited by the foregoing provisions of this Section and the provisions of
Section 12.2, then and in such event such payment shall be paid over and delivered forthwith by the Trustee to the Agent Bank and any other representative of holders of Designated Senior Indebtedness, as their interests may appear, for application to Designated Senior Indebtedness.

          SECTION 12.4. Payment Permitted If No Default.

          Nothing contained in this Article or elsewhere in this Indenture or in any of the Securities shall prevent the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 12.2 or under the conditions described in Section 12.3, from making payments at any time of principal of, and premium, if any, or interest on the Securities.

          SECTION 12.5. Subrogation to Rights of Holders of Senior Indebtedness.

          Subject to the payment in full of all Senior Indebtedness, the Holders of the Securities shall be subrogated (equally and ratably with the holders of all Pari Passu Indebtedness of the Company) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness to the extent that distributions otherwise payable to the holders of the Securities have been applied to the payment of Senior Indebtedness. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Securities or on their behalf or by the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness; it being understood that the provisions of this Article are intended solely for the purpose of determining the relative rights of the Holders of Securities, on the one hand, and the holders of Senior Indebtedness, on the other hand.

          SECTION 12.6. Provisions Solely to Define Relative Rights.

          The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of, and premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness.

          SECTION 12.7. Trustee to Effectuate Subordination.

          Each Holder of a Security by its acceptance thereof authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

          SECTION 12.8. No Waiver of Subordination Provisions.

          (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          (b) Without in any way limiting the generality of paragraph (a) of this Section, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the

Holders to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company and any other Person.

          SECTION 12.9. Distribution or Notice to Representative.

          Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

          Upon any payment or distribution of assets of the Company referred to in this Article Twelve, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other acts pertinent thereto or to this Article Twelve.

          SECTION 12.10. Notice to Trustee.

          (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company, the Agent Bank or a holder of Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to Sections 315(a) through 315(d) of the Trust Indenture Act, shall be entitled in all respects to assume that no such facts exist; provided, however, that, if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of, and premium, if any, or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

          (b) Subject to Sections 315(a) through 315(d) of the Trust Indenture Act, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing itself to be a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          SECTION 12.11. Reliance on Judicial Order or Certificate of Liquidating Agent.

          Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to Sections 315(a) through 315(d) of the Trust Indenture Act, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, Custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article; provided that such court, trustee, receiver, Custodian, assignee, agent or other Person has been apprised of, or the order, decree or certificate makes reference to, the provisions of this Article.

          SECTION 12.12. Rights of Trustee as a Holder of Senior Indebtedness; Preservation of Trustee's Rights.

          The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.12(c).

          SECTION 12.13. Article Applicable to Paying Agents.

          In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 12.12. shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

          SECTION 12.14. No Suspension of Remedies.

          Nothing contained in this Article shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Article Six or to pursue any rights or remedies hereunder or under applicable law, except as provided in Article Six.

          SECTION 12.15. Trust Moneys Not Subordinated.

          Notwithstanding anything contained herein to the contrary, payments from cash or the proceeds of Government Securities held in trust under Article Four hereof by the Trustee (or other qualifying trustee) and which were deposited in accordance with the terms of Article Four hereof and not in violation of Section 12.3 hereof for the payment of principal of (and premium, if any) and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article Twelve, and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness or any other creditor of the Company.

          SECTION 12.16. Trustee Not Fiduciary for Holders of Senior
Indebtedness.

          The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if the Trustee shall mistakenly, in the absence of gross negligence or wilful misconduct, pay over or distribute to Holders of Securities or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

          SECTION 12.17. Applicability of Article to Finance Corp.

          The indebtedness represented by the Securities shall be subordinated to indebtedness of Finance Corp. to the same extent as it is, pursuant to this Article, subordinated to the indebtedness of the Company, mutatis mutandis.

                                  ARTICLE XIII
                                  MISCELLANEOUS

          SECTION 13.1. TIA Controls.

          If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

          SECTION 13.2. Notices.

          Any notices or other communications to the Issuers or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          if to the Issuers:

          Centennial Cellular Operating Co. LLC
          Centennial Finance Corp.
          c/o Welsh, Carson, Anderson & Stowe
          320 Park Avenue
          New York, New York  10022-6815
          Attention:  Michael Small
          Telecopy: 212-893-9575

          if to the Trustee:

          The Chase Manhattan Bank
          450 West 33rd Street, 15th Floor
          New York, New York 10001
          Attention: Global Trust Services
          Telecopy:  212-946-8161

          Any party by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; when receipt is acknowledged, if telecopied; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

          Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 13.3. Communications by Holders with Other Holders.

          Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Issuers, the Trustee, the Registrar and any other Person shall have the protection of TIA ss. 312(c).

          SECTION 13.4. Certificate and Opinion as to Conditions Precedent.

          Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, such Person shall furnish to the Trustee:

          (1) an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 13.5. Statements Required in Certificate or Opinion.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

          SECTION 13.6. Rules by Trustee, Paying Agent, Registrar.

          The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

          SECTION 13.7. Legal Holidays.

          A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in New York, New York or San Francisco, California are authorized or obligated by law or executive order to close. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          SECTION 13.8. Governing Law.

          THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK. THE ISSUERS HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF

MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR THEMSELVES AND IN RESPECT OF THEIR RESPECTIVE PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE ISSUERS IRREVOCABLY WAIVE, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY SECURITYHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

          SECTION 13.9. No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of Finance Corp., the Company or any of their respective Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          SECTION 13.10. No Recourse against Others.

          No direct or indirect stockholder (or partner, limited liability company member or employee of a stockholder), employee, officer or director, as such, past, present or future of the Issuers or any successor entity or any Affiliate thereof shall have any personal liability in respect of the obligations of the Issuers under the Securities or this Indenture by reason of his or its status as such stockholder (or partner, limited liability company member or employee of a stockholder), employee, officer or director. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

          SECTION 13.11. Successors.

          All agreements of the Issuers in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

          SECTION 13.12. Duplicate Originals.

          All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

          SECTION 13.13. Severability.

          In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

          SECTION 13.14. Table of Contents, Headings, Etc.

          The Table of Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

          SECTION 13.15. Qualification of Indenture.

          The Issuers shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all costs and expenses (including attorneys' fees for the Issuers and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Issuers any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

          SECTION 13.16. Registration Rights.

          Certain Holders of the Securities are entitled to certain registration rights with respect to such Securities pursuant to, and subject to the terms of, the Registration Rights Agreement.

                                   ARTICLE XIV
                           SATISFACTION AND DISCHARGE

          SECTION 14.1. Satisfaction and Discharge of Indenture.

          This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities as expressly provided for herein) as to all outstanding Securities hereunder, and the Trustee, upon Company Request and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (a) either

               (1) all such Securities theretofore authenticated and delivered (other than lost, stolen or destroyed Securities which have been replaced or paid as provided in Section 2.7) have been delivered to the Trustee for cancellation; or

               (2) all Securities not theretofore delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable at their Stated Maturity within one year, or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company; and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in United States dollars sufficient to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, including the principal of, premium, if any, and accrued interest at maturity, Stated Maturity or Redemption Date;

          (b) Finance Corp., the Company or any Guarantor has paid or caused to be paid all other sums payable hereunder by the Company; and

          (c) the Company and Finance Corp. have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in form and substance satisfactory to the Trustee, each stating that (i) all conditions precedent herein relating to the satisfaction and discharge hereof have been complied with and (ii) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument (in the case of the legal opinion, such material agreements or instruments as are known to such counsel) to which Finance Corp., the Company, any Guarantor or any Subsidiary is a party or by which Finance Corp., the Company, any Guarantor or any of the Company's Subsidiaries is bound.

          Notwithstanding the satisfaction and discharge hereof, the obligations of the Issuers to the Trustee under Section 7.7 and, if United States dollars shall have been deposited with the Trustee pursuant to subclause (2) of subsection (a) of this Section 14.1, the obligations of the Trustee under
Section 14.2 shall survive.

          SECTION 14.2. Application of Trust Money.

          Subject to the provisions of the last paragraph of Section 2.4, all United States dollars deposited with the Trustee pursuant to Section 14.1 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as their own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium, if any, and interest on, the Securities for whose payment such United States dollars have been deposited with the Trustee.

                                   SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.



                                    CENTENNIAL CELLULAR OPERATING
                                    CO. LLC,
                                    a Delaware limited liability company

                                    By:   Centennial Finance Corp.


                                    By       /s/ Michael J. Small
                                    Name:    Michael J. Small
                                    Title:   Chief Executive Officer


                                    CENTENNIAL FINANCE CORP.,
                                    a Delaware corporation


                                    By       /s/ Michael J. Small
                                    Name:    Michael J. Small
                                    Title:   Chief Executive Officer

                                    THE CHASE MANHATTAN BANK
                                    as Trustee


                                    By       /s/ Jennifer F. Smith
                                    Name:    Jennifer F. Smith
                                    Title:   Trust Officer

                                                                       Exhibit A

                               [FORM OF SECURITY]

             10 3/4% SERIES [A/B] SENIOR SUBORDINATED NOTE DUE 2008



No.                                                             $______________
CUSIP No.


          Centennial Cellular Operating Co. LLC, a Delaware limited liability company (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to) and Centennial Finance Corp., a Delaware corporation (hereinafter called "Centennial," which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promise to pay to Cede & Co., or registered assigns, the principal sum of $_____________ Dollars, on December 15, 2008.

          Interest Payment Dates: June 15 and December 15;

          commencing June 15, 1999.

          Record Dates: June 1 and December 1

          Reference is made to the further provisions of this Security on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company and Centennial have caused this Instrument to be duly executed under their corporate seal.


Dated:
                                  CENTENNIAL CELLULAR OPERATING
                                  CO. LLC,
                                  a Delaware limited liability company



                                  By:  Centennial Finance Corp.

                                  By:
                                      Name:
                                      Title:



                                  By:
                                      Name:
                                      Title:



                                  CENTENNIAL FINANCE CORP.,
                                  a Delaware corporation



                                  By:
                                      Name:
                                      Title:



                                  By:
                                      Name:
                                      Title:

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

          This is one of the Securities described in the within-mentioned Indenture.

                                  THE CHASE MANHATTAN BANK
                                  as Trustee


                                  By:
                                        Authorized Signatory


Dated:

                      CENTENNIAL CELLULAR OPERATING CO. LLC
                            CENTENNIAL FINANCE CORP.

             10 3/4% Series [A/B] Senior Subordinated Note due 2008


          Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation, ("DTC"), to the Issuers or their agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.1[FN1]

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE



--------
[FN1] This paragraph should only be added if the Security is issued in global form.

WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH ONE OF THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A INSIDE THE UNITED STATES, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) OUTSIDE THE UNITED STATES PURSUANT TO OFFERS AND SALE TO NON-U.S. PERSONS IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. AS USED HEREIN, THE TERMS "UNITED STATES," "OFFSHORE TRANSACTION," AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.2[2]


[THIS NOTE IS A REGULATION S GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE


--------

[FN2] This Private Placement Legend should appear on the face of any Series A
      Securities authenticated and delivered hereunder unless and until (i) an Initial Security is sold under an effective Registration Statement or (ii) an Initial Security is exchanged for a Series B Security in connection with an effective Registration Statement, in each case pursuant to the Registration Rights Agreement.

REFERRED TO HEREIN. INTERESTS IN THIS REGULATION S GLOBAL NOTE MAY NOT BE OFFERED OR SOLD TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD (AS DEFINED IN THE INDENTURE), AND NO TRANSFER OR EXCHANGE OF AN INTEREST IN THIS REGULATION S GLOBAL NOTE MAY BE MADE FOR AN INTEREST IN A RULE 144A GLOBAL NOTE UNTIL AFTER THE TERMINATION OF THE RESTRICTED PERIOD OR AS OTHERWISE PERMITTED BY LAW AND CONTEMPLATED BY THE INDENTURE.] [FN3]


1.       Interest.

          Centennial Cellular Operating Co. LLC, a Delaware limited liability company (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to) and Centennial Finance Corp., a Delaware corporation (hereinafter called "Centennial," which term includes any successors under the Indenture hereinafter referred to, and together with the Company, the "Issuers"), promise to pay interest on the principal amount of this Security at the rate and in the manner specified below. Interest will accrue at 10 3/4% per annum and will be payable semi-annually in arrears in cash on June 15 and December 15 of each year or if any such day is not a Business Day on the next succeeding Business Day (each an "Interest Payment Date") commencing June 15, 1999, to Holders of record of the Securities at the close of business on the immediately preceding June 1 or December 1, whether or not a Business Day (each, a "Record Date").

          The Holder of this Series A Security is entitled to the benefits of the Registration Rights Agreement among the Issuers and the Initial Purchasers, dated December 14, 1998, pursuant to which, subject to the terms and conditions thereof, the Issuers are obligated to consummate the Exchange Offer pursuant to which the Holder of this Security shall have the right to exchange this Security



--------

[FN3] This Private Placement Legend should appear on the face of any Series A
      Securities authenticated and delivered hereunder unless and until (i) an Initial Security is sold under an effective Registration Statement or (ii) an Initial Security is exchanged for a Series B Security in connection with an effective Registration Statement, in each case pursuant to the Registration Rights Agreement.

for 10 3/4% Senior Subordinated Securities due 2008, Series B (herein called the "Series B Securities") in like principal amount as provided therein. The Series A Securities and the Series B Securities are together referred to as the "Securities." The Series A Securities rank pari passu in right of payment with the Series B Securities.

          In the event that (a) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 60th calendar day following the Merger Date, (b) the Exchange Offer Registration Statement has not been declared effective on or prior to the 150th calendar day following the Merger Date, (c) the Exchange Offer is not consummated or a Shelf Registration Statement is not declared effective, in either case, on or prior to the 180th calendar day following the Merger Date or (d) the Shelf Registration Statement is declared effective but shall thereafter become unusable for more than 60 days in the aggregate as a result of certain material business transactions described in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above, a "Registration Default"), the interest rate borne by the Series A Securities shall be increased by one-quarter of one percent per annum upon the occurrence of each Registration Default, which rate (as increased as aforesaid) will increase by an additional one quarter of one percent each 90-day period that such additional interest continues to accrue under any such circumstance, with an aggregate maximum increase in the interest rate equal to one percent (1%) per annum. Such additional interest will be payable in cash semi-annually in arrears on each Interest Payment Date. Following the cure of all Registration Defaults the accrual of additional interest will cease and the interest rate will revert to the original rate.

          Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. To the extent lawful, the Issuers shall pay interest on overdue principal at the rate of the then applicable interest rate on the Securities; they shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

2.       Method of Payment.

          The Issuers shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Except as provided below, the Issuers shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Issuers may pay principal and interest by wire transfer of Federal funds, or interest by its check payable in such U.S. Legal Tender. The Issuers may deliver any such interest payment to the Paying Agent or the Issuers may mail any such interest payment to a Holder at the Holder's registered address.

3.       Paying Agent and Registrar.

          Initially, The Chase Manhattan Bank (the "Trustee") will act as Paying Agent and Registrar. The Issuers may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Issuers or any of their Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.       Indenture.

          The Issuers issued the Securities under an Indenture, dated as of December 14, 1998 (the "Indenture"), among the Issuers and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are general obligations of the Issuers limited in aggregate principal amount to $370,000,000.

5.       Redemption.

          The Securities will be subject to redemption at any time on or after December 15, 2003, at the option of the Issuers, in whole or in part, on not less then 30 nor more than 60 days' prior notice, in amounts of $1,000 or an integral multiple thereof, at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12 month period beginning December 15 of the years indicated below:

                     Year                                    Redemption Price

2003....................................                       105.375%

2004....................................                       103.583

2005....................................                       101.792


and thereafter at 100% of the principal amount, in each case, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date).

          In addition, at any time prior to December 15, 2001, the Issuers, at their option, may use the net cash proceeds of one or more Public Equity Offerings or Strategic Equity Offerings in a single transaction or a series of related transactions to redeem up to an aggregate of 35% of the aggregate principal amount of Securities originally issued under the Indenture at a redemption price equal to 110.75% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date); provided that at least 65% of the initial aggregate principal amount of Securities remains outstanding immediately after the occurrence of such redemption; provided, further, that any such redemption with respect to a Strategic Equity Offering may not occur in connection with or after the occurrence of a Change of Control; provided, further, that any such net proceeds received by Centennial or any other direct or indirect parent of the Company are first contributed to the Company as a capital contribution prior to any such redemption. In order to effect the foregoing redemption, the Company must mail a notice of redemption no later than 30 days after the closing of the related Public Equity Offering or Strategic Equity Offering and must consummate such redemption within 60 days of the closing of the Public Equity Offering or Strategic Equity Offering.

          In addition, the Securities may be redeemed upon a Change of Control at any time prior to December 15, 2003, at the option of the Issuers, in whole and not in part, within 60 days of such Change of Control, at a redemption price equal to (i) 100% of the principal amount of the Securities, plus (ii) accrued interest to the redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date) plus
(iii) the Applicable Premium, if any. In no event will the redemption price of the Securities be less than 105.375% (the Redemption Price for the Securities on December 15, 2003) of the principal amount of the Securities, plus accrued interest to the applicable Redemption Date.

          In the case of a partial redemption, the Trustee shall select the Securities or portions thereof for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or if the Securities are not so listed, on a pro rata basis, by lot or by any other manner as it deems appropriate and fair; provided, that any such redemption pursuant to the provisions relating to a Public Equity Offering or a Strategic Equity Offering shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of DTC or any other depositary). The Securities may be redeemed in part in multiples of $1,000 only.

          Any such redemption will comply with Article III of the Indenture.

6.       Notice of Redemption.

          Except as provided in the next paragraph, notice of redemption will be sent by first class mail, at least 30 days and not more than 60 days prior to the Redemption Date, to the Holder of each Security to be redeemed at such Holder's last address as then shown upon the registry books of the Registrar.

          Notice of a Special Mandatory Redemption will be given upon not less than seven days' and not more than 20 days' prior written notice to the Holders.

          Any notice which relates to a Security to be redeemed in part only must state the portion of the principal amount to be redeemed and must state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities in a principal amount equal to the unredeemed portion thereof will be issued. On and after the date fixed for redemption, interest will cease to accrue on the portions of the Securities called for redemption.

7.       Denominations; Transfer; Exchange.

          The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange Securities in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption prior to 15 days after the notice of redemption.

8.       Persons Deemed Owners.

          The registered Holder of a Security may be treated as the owner of it for all purposes.

9.       Unclaimed Money.

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

10.      Defeasance and Discharge Prior to Redemption or Maturity.

          Except as set forth in the Indenture, if the Issuers irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender and Government Securities or a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized firm of independent public accountants selected by the Trustee, to pay the principal of, premium, if any, and interest on the Securities to redemption or maturity and comply with the other provisions of the Indenture relating thereto, the Issuers will be discharged from certain provisions of the Indenture and the Securities (including the financial covenants, but excluding their obligation to pay the principal of (and premium, if any) and interest on the Securities). Upon satisfaction of certain additional conditions set forth in the Indenture, the Company may elect to have the Issuers' obligations discharged with respect to outstanding Securities.

          In addition, the Indenture will be discharged in full as to all outstanding Securities when (a) either (i) all Securities are delivered to the Trustee for authentication or (ii) all Securities not so delivered have become due and payable, will become due and payable within one year or are to be called for redemption within one year, and in either event the Issuers have deposited with the Trustee an amount in United States dollars sufficient to pay and discharge all of the Securities, (b) the Issuers have paid all other sums payable under the Indenture by them and (c) the Issuers have delivered an officer's certificate and opinion of counsel related thereto.

11.      Amendment; Supplement; Waiver.

          Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Security.

12.      Restrictive Covenants.

          The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness and Disqualified Capital Stock, pay dividends or make certain other restricted payments, enter into certain transactions with Affiliates, incur Liens, sell assets, merge or consolidate with any other Person or transfer (by lease, assignment or otherwise) substantially all of the properties and assets of the Company. The limitations are subject to a number of important qualifications and exceptions. The Issuers must periodically report to the Trustee on compliance with such limitations.

13.      Repurchase at Option of Holder; Special Mandatory Redemption.

          (a) If there is a Change of Control, the Issuers shall be required to offer to purchase on the Change of Control Purchase Date all outstanding Securities at a purchase price equal to 101% of the principal amount thereof, together with any accrued and unpaid interest, to the Change of Control Purchase Date. Holders of Securities will receive a Change of Control Offer from the Issuers prior to any related Change of Control Purchase Date and may elect to have such Securities purchased by properly tendering such Securities pursuant to the Change of Control Offer.

          (b) The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to sell assets. In the event the proceeds from a permitted Asset Sale exceed certain amounts, as specified in the Indenture, the Company will be required either to reinvest the proceeds of such Asset Sale as described in the Indenture or to make an offer to purchase each Holder's Securities at 100% of the principal amount thereof, plus accrued interest, if any, to the purchase date.

          (c) Upon the earlier to occur of (i) termination of the Merger Agreement and (ii) 60 days after the Issue Date if the Initial Escrow Funds have not been released by that time (provided that the 60-day period may be extended at the option of the Company on or prior to the 50th day after the Issue Date up to an additional 30 days if (a) the Company shall have increased the amount of cash by an additional amount (to be reasonably determined by the Initial Purchasers on the same basis as the determination of the Additional Escrow Amount) in the Initial Escrow and Pledge Account for the benefit of the holders of the Securities, (b) the basis under which the Merger Agreement is not satisfied on such 60th day relates to pending governmental or regulatory approval or effectiveness of stockholder approval, (c) the lenders under the Credit Facility shall, in their discretion, have extended their commitment to lend to no earlier than the date to which the escrow has been extended and (d) the Company shall have issued a press release on or prior to the 50th day after the Issue Date in a commercially reasonable manner and notified the Trustee with respect to such extension of the escrow period), the Issuers shall redeem all of the outstanding Securities upon at least seven (7) days' and not more 20 days' prior written notice to the Holders with the Initial Escrow Funds delivered to the Paying Agent pursuant to the terms of the Pledge and Escrow Agreement, at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption.

14.      Successors.

          When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

15.      Defaults and Remedies.

          If an Event of Default occurs and is continuing (other than as Event of Default relating to certain events of bankruptcy, insolvency or reorganization), then in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. The Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest), if it determines that withholding notice is in their interest.

16.      Collateral.

          Prior to the Merger, the payment of the Securities will be secured pursuant to the Pledge and Escrow Agreement by the net proceeds of the offering of the Securities, together cash in the amount of $25 million. After the Merger, the payment of the Securities will be secured by Pledged Securities held in an account to secure and fund the first three scheduled interest payments on the Securities. Once the first three scheduled interest payments are made, the Securities will be unsecured.

17.      Trustee Dealings with Issuers.

          The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, perform investment advisory or other management services and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates as if it were not the Trustee.

18.      No Recourse Against Others.

          No direct or indirect stockholder (or partner, limited liability company member or employee of a stockholder), employee, officer or director, as such, past, present or future, of the Issuers or any successor entity or any Affiliate thereof shall have any personal liability in respect of the obligations of the Issuers under the Securities or the Indenture by reason of his or its status as such stockholder (or partner, limited liability company member or employee of a stockholder), employee, officer or director. Each

Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

19.      Authentication.

          This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

20.      Abbreviations and Defined Terms.

          Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21.      CUSIP Numbers.

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

22.      Additional Rights of Holders of Transfer Restricted Securities.

          In addition to the rights provided to Holders of Securities under the Indenture, Holders of Securities shall have all the rights set forth in the Registration Rights Agreement.

                              [FORM OF] ASSIGNMENT



                         I or we assign this Security to





             (Print or type name, address and zip code of assignee)

      Please insert Social Security or other identifying number of assignee and irrevocably appoint __________ agent to transfer this Security on the books of the Issuers. The agent may substitute another to act for him.


Dated:  __________ Signed:  ______________________________


                        (Sign exactly as name appears on
                        the other side of this Security)

Signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Securities and Exchange Commission Rule 17Ad-15.

                       OPTION OF HOLDER TO ELECT PURCHASE


          If you want to elect to have this Security purchased by the Issuers pursuant to Section 4.14 or Article XI of the Indenture, check the appropriate box:

          |_| Section 4.14 |_| Article XI     If you want to elect to have only
part of this Security purchased by the Issuers pursuant to Section 4.14 or
Article XI of the Indenture, as the case may be, state the principal amount you want to be purchased: $__________



Date:  ________________ Signature: ___________________________________
                                            (Sign exactly as your
                                            name appears on the
                                            other side of this Security)

               SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITIES[FN4]


          The following exchanges of a part of this Global Security for Definitive Securities have been made:


                                                                           Principal
                             Amount of              Amount of            Amount of this          Signature of
                            decrease in            increase in          Global Security           authorized
                             Principal              Principal            following such           officer of
                           Amount of this         Amount of this          decrease (or            Trustee or
       Date of            Global Security        Global Security           increase)              Securities
       Exchange                                                                                   Custodian
---------------------- ---------------------- ---------------------- ---------------------- ----------------------





--------
[FN4] This schedule should only be added if the Security is issued in global form.

                                                                       EXHIBIT B

                            REGULATION S CERTIFICATE

           (For transfers pursuant to ss. 2.15(a)(i) of the Indenture)



The Chase Manhattan Bank
450 West 33rd Street, 15th Floor
New York, New York 10001
Attention: Global Trust Services



          Re: 10 3/4% Senior Subordinated Notes due 2008 of Centennial Cellular Operating Co. LLC and Centennial Finance Corp.

          Reference is made to the Indenture, dated as of December 14, 1998 (the "Indenture"), between Centennial Cellular Operating Co. LLC, a Delaware limited liability company (the "Company") and Centennial Finance Corp., a Delaware corporation ("Centennial" and together with the Company, the "Issuers") and The Chase Manhattan Bank, as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933 (the "Securities Act") are used herein as so defined or with respect to Regulation S or Rule 144 as such rules may be amended (including successor rules).

          This certificate relates to US$____________ principal amount of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

                 CUSIP No(s). ___________________________

                 CERTIFICATE No(s). _____________________

          The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner." The Specified Securities are represented by a Global Security and are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner.

          The Owner has requested that the Specified Securities be transferred to a person (the "Transferee") who will take delivery in the form of a Regulation S Global Security. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 904 or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

               (1) Rule 904 Transfers. If the transfer is being effected in accordance with Rule 904:

                    (A) the Owner is not a distributor of the Securities, an affiliate of the Issuers or any such distributor or a person acting on behalf of any of the foregoing;

                    (B) the offer of the Specified Securities was not made to a person in the United States;

                    (C) either:

                         (i) at the time the buy order was
                    originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or

                         (ii) the transaction is being
                    executed in, on or through the facilities of the Eurobond market, as regulated by the Association of International Bond Dealers, or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

                    (D) no directed selling efforts have been made in the United States by or on behalf of the Owner or any affiliate thereof;

                    (E) if the Owner is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Specified Securities, and the transfer is to occur during the Restricted Period, then the requirements of Rule 904(c)(1) have been satisfied; and

                    (F) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

               (2) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:

                    (A) the transfer is occurring after a holding period of at least one year (computed in accordance with paragraph (d) of Rule
          144) has elapsed since the Specified Securities were last acquired from the Issuers or from an affiliate of the Issuers, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

                    (B) the transfer is occurring after a holding period of at least two years has elapsed since the Specified Securities were last acquired from the Issuers or from an affiliate of the Issuers, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Issuers.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers and the Initial Purchasers.

Dated:
                                         (Print the name of the
                                         Undersigned, as such term
                                         is defined in the second
                                         paragraph of this
                                         certificate.)


                                         By:
                                              Name:
                                              Title:

                                         (If the Undersigned is a
                                         corporation, partnership or
                                         fiduciary, the title of the
                                         person signing on behalf of
                                         the Undersigned must be
                                         stated.)

                                                                       EXHIBIT C

                        RESTRICTED SECURITIES CERTIFICATE

          (For transfers pursuant to ss. 2.15(a)(ii) of the Indenture)




The Chase Manhattan Bank
450 West 33rd Street, 15th Floor
New York, New York 10001
Attention: Global Trust Services




          Re: 10 3/4% Senior Subordinated Notes due 2008 of Centennial Cellular Operating Co. LLC and Centennial Finance Corp.

          Reference is made to the Indenture, dated as of December 14, 1998 (the "Indenture"), between Centennial Cellular Operating Co. LLC, a Delaware limited liability company (the "Company") and Centennial Finance Corp., a Delaware corporation ("Centennial" and together with the Company, the "Issuers") and The Chase Manhattan Bank, as Trustee. Terms used herein and defined in the Indenture or in Rule 144A or Rule 144 under the U.S. Securities Act of 1933 (the "Securities Act") are used herein as so defined or with respect to Regulation S or Rule 144 as such rules may be amended (including successor rules).

          This certificate relates to US$_____________ principal amount of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

             CUSIP No(s). ___________________________
             ISIN No(s). If any. ____________________
             CERTIFICATE No(s). _____________________

          The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the

"Owner." The Specified Securities are represented by a Global Security and are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner.

          The Owner has requested that the Specified Securities be transferred to a person (the "Transferee") who will take delivery in the form of a Restricted Security. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A or Rule 144 under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

               (1) Rule 144A Transfers. If the transfer is being effected in accordance with Rule 144A:

                    (A) the Specified Securities are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

                    (B) the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer; and

               (2) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:

                    (A) the transfer is occurring after a holding period of at least one year (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Securities were last acquired from the Issuers or from an affiliate of the Issuers, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

                    (B) the transfer is occurring after a holding period of at least two years has elapsed since the Specified Securities were last acquired from the Issuers or from an affiliate of the Issuers, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Issuers.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers and the Initial Purchasers.

Dated:
                                         (Print the name of the
                                         Undersigned, as such term
                                         is defined in the second
                                         paragraph of this
                                         certificate.)


                                         By:
                                              Name:
                                              Title:

                                         (If the Undersigned is a
                                         corporation, partnership or
                                         fiduciary, the title of the
                                         person signing on behalf of
                                         the Undersigned must be
                                         stated.)

                                                                       EXHIBIT D

                       UNRESTRICTED SECURITIES CERTIFICATE

         (For removal of Securities Act Legends pursuant to ss. 2.15(b))




The Chase Manhattan Bank
450 West 33rd Street, 15th Floor
New York, New York 10001
Attention: Global Trust Services



          Re: 10 3/4% Senior Subordinated Notes due 2008 of Centennial Cellular
              Operating Co. LLC and Centennial Finance Corp.

          Reference is made to the Indenture, dated as of December 14, 1998 (the "Indenture"), between Centennial Cellular Operating Co. LLC, a Delaware limited liability company (the "Company") and Centennial Finance Corp., a Delaware corporation ("Centennial" and together with the Company, the "Issuers") and The Chase Manhattan Bank, as Trustee. Terms used herein and defined in the Indenture or in Rule 144 under the U.S. Securities Act of 1933 (the "Securities Act") are used herein as so defined or with respect to Rule 144 as such rule may be amended (including successor rules).

          This certificate relates to US$_____________ principal amount of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

                CUSIP No(s). ___________________________

                CERTIFICATE No(s). _____________________

          The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Global Security, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

          The Owner has requested that the Specified Securities be exchanged for Securities bearing no Private Placement Legend pursuant to Section 2.15(b) of the Indenture. In connection with such exchange, the Owner hereby certifies that the exchange is occurring after a holding period of at least two years (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Securities were last acquired from the Issuers or from an affiliate of the Issuers, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Issuers. The Owner also acknowledges that any future transfers of the Specified Securities must comply with all applicable securities laws of the states of the United States and other jurisdictions.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers and the Initial Purchasers.

Dated:
                                         (Print the name of the
                                         Undersigned, as such term
                                         is defined in the second
                                         paragraph of this
                                         certificate.)


                                         By:
                                              Name:
                                              Title:

                                         (If the Undersigned is a
                                         corporation, partnership or
                                         fiduciary, the title of the
                                         person signing on behalf of
                                         the Undersigned must be
                                         stated.)

                                                                      EXHIBIT E

                     Telephone Number(s) for Call-Backs and
           Person(s) Designated to Confirm Funds Transfer Instructions




If to the Issuers:

Name                                                   Telephone Number

1.  Peter Chehayl                                      (732) 919-1000
2.  Thomas Bucks                                       (732) 919-1000

                                                                       EXHIBIT F

                                INTERCOMPANY NOTE



          Evidences of all loans or advances ("Loans") made hereunder shall be reflected on the grid attached hereto. FOR VALUE RECEIVED, ________________, a _______________ corporation (the "Maker"), HEREBY PROMISES TO PAY ON DEMAND to the order of ________________________ (the "Holder") the principal sum of the aggregate unpaid principal amount of all Loans (plus accrued interest thereon) at any time and from time to time made hereunder which has not been previously paid.

          All capitalized terms used herein that are defined in, or by reference in, the Indenture between Centennial Cellular Operating Co. LLC, a Delaware limited liability company (the "Company"), Centennial Finance Corp., a Delaware corporation ("Finance Corp.") and The Chase Manhattan Bank, as trustee, dated as of December 14, 1998 (the "Indenture"), have the meanings assigned to such terms therein, or by reference therein, unless otherwise defined.

                                    ARTICLE I

                           TERMS OF INTERCOMPANY NOTE

          Section 1.01 Note Not Forgivable. Unless the Maker of the Loan hereunder is the Company or any Guarantor, the Holder may not forgive any amounts owing under this intercompany note.

          Section 1.02 Interest: Prepayment. (a) The interest rate ("Interest Rate") on the Loans shall be a rate per annum reflected on the grid attached hereto.

          (b) The interest, if any, payable on each of the Loans shall accrue from the date such Loan is made and, subject to Section 2.01, shall be payable upon demand of the Holder.

          (c) To the extent permitted by law, if the principal or accrued interest, if any, of the Loans is not paid on the date demand is made, interest on the unpaid principal and interest will accrue at a rate equal to the Interest Rate, if any, plus 100 basis points per annum from maturity until the principal and interest on such Loans are fully paid.

          (d) Subject to Section 2.01, any amounts hereunder may be repaid at any time by the Maker.

          Section 1.02 Subordination. All Loans hereunder shall be subordinated in right of payment to the payment and performance of the obligations of the Company and any Subsidiary (which Subsidiary is also an obligor under the Indenture, the Securities, a Guarantee or other Senior Indebtedness or Pari Passu Indebtedness, as the case may be, whether as a borrower or guarantor) under the Indenture, the Securities, the Guarantees or any other Indebtedness ranking senior to or pari passu with the Securities; provided, that this provision shall not prohibit the repayment by any Subsidiary of any Loans of which the Company is the Holder.

                                   ARTICLE II

                                EVENTS OF DEFAULT

          Section 2.01 Events of Default. If after the date of issuance of this Loan (i) an Event of Default has occurred under the Indenture, (ii) an Event of Default (as defined) has occurred under the Credit Facility or (iii) an "event of default" (as defined) has occurred under any other Indebtedness of the Company or any Subsidiary, then (x) in the event the Maker is (A) a Subsidiary which is not a Guarantor or (B) a Guarantor in the case where the Holder is the Company, all amounts owing under the Loans hereunder shall be immediately due and payable to the Holder, (y) in the event the Maker is the Company, the amounts owing under the Loans hereunder shall not be due and payable at any time and shall not be paid and (z) in the event the Maker is a Guarantor and the Holder is not the Company or any Guarantor, the amounts owing under the Loans hereunder shall not be due and payable at any time and shall not be paid; provided, however, that if such Event of Default or event of default has been waived, cured or rescinded, such amounts shall no longer be due and payable in the case of clause (x), and such amounts may be paid in the case of clauses (y) and (z). If the Holder is a Subsidiary, then the Holder hereby agrees that if it receives any payments or distributions on any Loan from the Company or a Guarantor which is not payable pursuant to clause (y) or (z) of the prior sentence after any Event of Default described in clauses (i) or (ii) or any event of default described in clause (iii) above has occurred, is continuing and has not been waived, cured or rescinded, it will pay over and deliver forthwith to the Company or such Guarantor, as the case may be, all such payments and distributions.

                                   ARTICLE III

                                  MISCELLANEOUS

          Section 3.01 Amendments, Etc. No amendment or waiver of any provision of this intercompany note, or consent to depart herefrom is permitted at any time for any reason, except with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities.

          Section 3.02 Assignment. No party to this Agreement may assign, in whole or in part, any of its rights and obligations under this intercompany note, except to its legal successor in interest.

          Section 3.03 Third Party Beneficiaries. The holders of the Securities or any other Indebtedness ranking pari passu with or senior to, the Securities or any Guarantees, including without limitation, any Indebtedness incurred under the Credit Facility, shall be third party beneficiaries to this intercompany note and upon an Event of Default shall have the right to enforce this intercompany note against the Company or any of its Subsidiaries.

          Section 3.04 Headings. Article and Section headings in this intercompany note are included for convenience of reference only and shall not constitute a part of this intercompany note for any other purpose.

          Section 3.05 Entire Agreement. This intercompany note sets forth the entire agreement of the parties with respect to its subject matter and supersedes all previous understandings, written or oral, in respect thereof.

          Section 3.06 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

          Section 3.07 Waivers. The Maker hereby waives presentment, demand for payment, notice of protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement hereof.



                                   By: __________________________________



                BORROWINGS, MATURITIES, AND PAYMENTS OF PRINCIPAL



           Amount of      Maturity of         Amount
           Borrowing/      Borrowing/     Principal Paid     Unpaid Principal        Notation
Date       Principal       Principal         or Prepaid          Balance              Made by


                                                                       EXHIBIT G

                            ASSUMPTION AGREEMENT AND
                  SUPPLEMENTAL INDENTURE NO. 1 TO THE INDENTURE

          Supplemental Indenture and Assumption Agreement, dated as of ______________ (this "Assumption Agreement") by Centennial Cellular Corp., a Delaware corporation (together with its successors, "Centennial"), Centennial Cellular Operating Co. LLC, a Delaware limited liability company (the "Company") and The Chase Manhattan Bank, as Trustee (the "Trustee").

                                   WITNESSETH:

          WHEREAS the corporation formerly named Centennial Finance Corp., a Delaware corporation ("Finance Corp."), the Company and the Trustee have heretofore executed and delivered an Indenture, dated as of December 14, 1998 (as amended, the "Indenture"), providing for the issuance of $370,000,000 of the 10 3/4% Senior Subordinated Notes due 2008 of the Company and Finance Corp. (the "Notes");

          WHEREAS immediately after the consummation of the merger of CCW Acquisition Corp., a Delaware corporation, with and into Centennial, with Centennial surviving (the "Acquisition Merger"), Finance Corp. merged with and into Centennial, with Centennial surviving (the "Merger"); and

          WHEREAS, pursuant to Section 5.1 of the Indenture, the Company, Centennial and the Trustee are authorized to execute and deliver this Supplemental Indenture and Assumption Agreement;

          NOW, THEREFORE, each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes as follows:

          1. Definitions. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. For all purposes, except as otherwise expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as the corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof," and "hereunder" and other words of similar import refer to this Assumption Agreement as a whole and not to any particular section or other subdivision hereof.

          2. Express Assumption. Centennial hereby acknowledges and agrees that as a result of it being the surviving corporation in the Merger with Finance Corp. it has succeeded to all the obligations of Finance Corp. under the Notes and the Indenture. Centennial hereby expressly assumes all the covenants, agreements, terms, conditions, obligations, appointments, duties and liabilities of Finance Corp. under the Notes and the Indenture and acknowledges that all references to Finance Corp. in the Indenture shall be deemed to be references to Centennial from and after the date and time of this Assumption Agreement. Centennial shall perform and observe all the covenants, agreements, terms, conditions, obligations, appointments, duties and liabilities of "Finance Corp." under the Indenture from and after the date hereof. The references to "Centennial" in the Indenture shall not be affected by this Assumption Agreement.

          3. Ratification of Indenture; Assumption Agreement Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Assumption Agreement shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

          4. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK.

          5. Trustee Makes No Representations. The Trustee makes no representation as to the validity or sufficiency of this Assumption Agreement.

          6. Effect of Headings. The Section headings of this Assumption Agreement have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms of provisions thereof.

          7. Counterparts. This Assumption Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Assumption Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Assumption Agreement to be duly executed as of the day and year first above written.



                                    CENTENNIAL CELLULAR OPERATING CO. LLC
                                    By:  Centennial Cellular Corp.


                                    By
                                    Name:
                                    Title:


                                    CENTENNIAL CELLULAR CORP.


                                    By
                                    Name:
                                    Title:

                                    THE CHASE MANHATTAN BANK


                                    By
                                    Name:
                                    Title: